UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Regis Corporation
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REGIS

2022

PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING

LETTER FROM THE CHAIRMAN AND CEO
Dear Regis shareholders, employees, franchise owners, and customers,
Fiscal 2022 was a year marked by new leadership, business transformation, progress, and the creation and implementation of a clear path forward. In the middle of the year, we, as Chairman and CEO, took on our new leadership positions. Along the way, we added new members to the team, as well as promoted existing team members into new roles.
In a short period of time, our new team has not only transformed our business financially, but also operationally. We devoted significant time and effort to revamp our capital structure through our refinancing efforts, with our hard work culminating in a successful amendment and extension of our existing credit agreement just a few months after the fiscal 2022 year-end. In the face of an increasingly challenging credit environment, we have delivered the runway and liquidity needed to invest in the business to continue our recovery and position us for growth. Operationally, we further wound-down both our company-owned salons and our product distribution business, as well as divested our technology business through the sale of our Opensalon® Pro point-of-sale platform to Zenoti®. These efforts cleared the way for us to squarely focus our team’s efforts on providing the best support to our franchisees and driving forward our core business as a haircare franchisor, while further de-leveraging Regis. By partnering with Zenoti, our franchisees now have access to the technology platform and functionality they expect and need to enable and drive their businesses.
We demonstrated significant progress in areas that matter the most. For the first time in years, to strengthen our connection and build trust with our franchisees, and to devise our collective strategy, our management team hit the road and met face-to-face with over 280 franchisees that represented close to 4,000 salons. Progress also showed in our financial results, which delivered positive adjusted EBITDA (excluding franchising company-owned salons)1 of $0.5 million compared to a loss of $60.2 million in fiscal 2021, an improvement of $60.8 million. Excluding one-time items and remaining company-owned salons, our EBITDA would be even greater, which is a clear testament to Regis’ potential.
We are proud of the results we have achieved in what continues to be a challenging time for our industry, but we are by no means taking a victory lap. We know this was a difficult year for our key stakeholders, with slower than expected sales recovery and cash usage due to labor shortages and customer traffic declines, as well as the overall uncertainty related to our balance sheets. However, we believe we are just getting started on our journey of recovery and growth. While we have placed Regis on more solid-footing, we are now setting our sights on a very focused set of company-wide priorities as we head into fiscal 2023. We have strong conviction around these priorities as they include the voice of our franchisee community. Over the course of the next fiscal year, we will consistently discuss three main initiatives:
1)	Investing in building the most scaled and comprehensive education platform to drive our talent brand to retain, recruit, and train stylists;
2)
Revamping marketing efforts that will emphasize stylist recruiting and retention, as well as performance marketing tactics to drive customer traffic with a specific emphasis on customer retention through lifecycle marketing, CRM, and loyalty; and

3)	Migrating our salons onto the Zenoti software platform to enable seamless customer engagement with our salons before, during, and after visitation.
These three initiatives directly drive our business. Simply put, to ensure Regis’ future success we need trained stylists and loyal customers who both can engage with our salons through technology.
As mentioned above, we have a new-looking team that has demonstrated that they act quickly and deliver results, and we look forward to doing the same in fiscal 2023 and the years ahead.
Sincerely,

David Grissen	Matthew Doctor
Chairman of the Board	President and Chief Executive Officer
[1]
Adjusted EBITDA (excluding franchising company-owned salons) is not a measure of net income or cash flows as determined by generally accepted accounting principles in the United States (“GAAP”). See the reconciliation to GAAP net loss in Appendix A.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Regis Corporation:
The Annual Meeting of Shareholders (the “Annual Meeting”) of Regis Corporation (referred to as “we,” “us,” “our,” “Regis,” and the “Company”) will be held on October 25, 2022 commencing at 9:00 a.m. Central Time. The Annual Meeting will be conducted completely as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/RGS2022. The purposes of the meeting are:

✔	To elect the seven directors listed in this Proxy Statement to serve for a one-year term and until their successors are elected and qualified;
✔	To approve, on an advisory basis, the compensation of our named executive officers (referred to as the “Say-on-Pay” proposal);
✔	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2023; and
✔	To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only holders of record of our common stock at the close of business on August 29, 2022 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. We are providing our proxy materials, which include our Notice and Proxy Statement and Annual Report, to such holders of record of our common stock beginning on or about September 12, 2022.

Whether or not you plan to participate in the Annual Meeting, please submit your proxy by telephone or through the Internet in accordance with the voting instructions provided to you. If you requested a paper copy of the proxy card by mail, you may also date, sign, and mail the proxy card in the postage-paid envelope that is provided with your proxy card. Should you nevertheless participate in the Annual Meeting, you may revoke your proxy and vote your shares electronically during the Annual Meeting.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the record holder that you must follow in order for your shares to be voted. If you plan to vote your shares during the Annual Meeting, you will need the 16-digit control number included on your proxy card or your Notice of Internet Availability of Proxy Materials. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

By Order of the Board of Directors,

Andra J. Terrell
Corporate Secretary
September 12, 2022

2022 PROXY STATEMENT | 1

ELECTION OF DIRECTORS
What Has Kept Us Busy
In this section, we, your Board of Directors (the “Board”), provide information about who we are, how we are organized, how we operate, and what we are paid. We open with a summary of what we have been doing for you, our fellow shareholders. Although this information is not always included in proxy statements, we believe we should provide it, because you are being asked to re-elect us.
The Board has shaped and governed, and our management team has taken, significant actions to drive the Company forward through difficult times:
✔	Transitioned the position of President and Chief Executive Officer of the Company to Matthew Doctor
✔	Revised the leadership team structure by:
•	transitioning a key executive to the position of Chief Operating Officer;
•	transitioning the role of Senior Vice President, People and Culture to Chief People Officer;
•	promoting a long-term employee to Senior Vice President, Merchandising and Education, who is focused on training stylists to provide the best possible service to customers; and
•	recruiting a new General Counsel who brings to the team years of franchising experience
✔	Strengthened our connection with our franchisee community through six regional meetings during which management met with approximately 280 franchisees representing nearly 4,000 salons
✔
Exited the technology business through the sale of our proprietary salon management system, Opensalon® Pro, to Zenoti, the leading technology provider for beauty, wellness, and fitness businesses. As part of the transaction, we:

•	will receive up to $39 million of proceeds, which represents a significant return on investment;
•	partnered with Zenoti who will become the sole salon technology platform for all of Regis’ brands and who will deliver a best-in-class salon management platform to our franchisees and stylists; and
•	strengthen our financial position, which will enable management to fully focus on our core business: haircare services
✔	Worked on solutions to amend our existing credit agreement and extend the maturity, which will provide us with liquidity and runway to invest in, and execute on, strategic initiatives
✔	Continued to scale down our legacy businesses, by:
•	completing the exit of our wholesale distribution business; and
•	further winding-down of our Company-owned salons from 276 to 105 salons
✔	Achieved general and administrative savings of approximately $37 million during fiscal 2022
✔	Generated $0.5 million of Adjusted EBITDA excluding the loss on the sale of salons to franchisees[1], compared to a loss of $60.2 million in fiscal 2021
✔	Set a go-forward strategy, focused on:
•	increasing our field support to franchisees through a larger team and structured business reviews;
•	investing more in stylist education to differentiate our brands and to become the employer of choice for stylists;
•	revamping our marketing approach to more performance marketing tactics, with a focus on retention;
•	adopting a singular salon technology platform, Zenoti, which will enable our stylists and customers to seamlessly engage with our brands; and
•	driving large-scale remodeling efforts for our SmartStyle brand
1
Adjusted EBITDA excluding the loss on the sale of salons to franchisees is not a measure of net income or cash flows as determined by generally accepted accounting principles in the United States (“GAAP”). See the reconciliation to GAAP net loss in Appendix A.

2 |

ELECTION OF DIRECTORS
The Board unanimously recommends that you vote FOR the election of each of the director nominees below.
Seven directors are to be elected at the annual meeting of shareholders to be held on October 25, 2022 (the “Annual Meeting”), each to hold office for one year until the 2023 annual meeting of shareholders and until their successors are elected and qualified. The Board currently consists of seven directors. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the seven persons named below for election as directors. Each of the Board’s nominees is standing for re-election by the shareholders at the Annual Meeting, and each nominee has consented to serve if elected.
In determining to nominate Mr. Michael Merriman and Ms. Ann Rhoades for re-election, the Board considered that Mr. Merriman had already served 11 years at the time of re-election and Ms. Rhoades was 77 years old and, therefore, both were required under our Corporate Governance Guidelines to offer to not stand for re-election. The Board considered Mr. Merriman’s significant contributions to the Board, including his service as the Chair of the Audit Committee and his continued high level of involvement with the Board and the Company, and determined to nominate Mr. Merriman for re-election. The Board considered Ms. Rhoades’ significant contributions to the Board, including her oversight of matters relating to the culture among the Company’s workforce and her continued high level of involvement with the Board and the Company, and determined to nominate Ms. Rhoades for re-election.
If for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating and Corporate Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to the Company will be voted for such substitute nominees. If the Nominating and Corporate Governance Committee designates any substitute nominees, the Company will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by Securities and Exchange Commission (“SEC”) rules.
2022 PROXY STATEMENT | 3

ELECTION OF DIRECTORS

Who We Are
Lockie Andrews Chief Growth Officer, Pura Vida Independent Director since 2021 Age: 49 Board committees • Audit • Nominating and Corporate Governance • Technology	Career Highlights

 •  Chief Growth Officer at Pura Vida, a jewelry retailer, since May 2022

 •  Head of eCommerce and Digital Operations at Party City, a vertically integrated retailer, from May 2021 to January 2022

 •  Founder, Chief Executive Officer, and Managing Partner of Catalyst Consulting, a boutique advisory firm specializing in “all things digital” for consumer and next-generation companies, since May 2007

 •  Chief Information Officer and Chief Digital Officer, UNTUCKit, an omnichannel retail brand, from 2018 to April 2021

 •  Previously served as an operating partner advisor to portfolio companies of Sun Capital,
Marlin Equity, Brightwood Capital, and Shamrock Capital

 •  Served in various leadership roles at Nora Gardner, Tadashi, Liz Claiborne (Kate Spade), and Alvarez & Marsal’s Retail Consulting Practice

Skills / Experience

 •  Experience assisting companies such as Nike, Lane Bryant, and ANINE BING in areas such as strategy, innovation, technology, digital marketing, analytics, revenue enhancement, and operational improvement

 •  Led digital transformation efforts, including leveraging technology to enhance marketing, stores, ecommerce, supply chain, creative, analytics, finance, and operations

 •  Led engagements in strategy, innovation, and capital-raising

 •  Experience as an investment banker

Education
MBA, Harvard Business School BS, Finance, Georgetown University
Also...

Lockie serves as a Board Member of the National Academy of Design and she is also the fashion sector co-lead of the Harvard Business School Alumni Angels of NYC and co-VP of Programming at the Harvard Business School Club of New York. And, given her passion for the arts, Lockie joined the Friends of Education at the Museum of Modern Art of NYC to support artists from historically under-represented communities. Lockie has also served as an Advisory Board Member to The Beckway Group since 2021.

Lockie founded Catalyst Cares, a nonprofit leveraging the arts to combat poverty and obesity among youth in low-income communities.

Other Public Boards
None
4 |

ELECTION OF DIRECTORS

Matthew Doctor President and Chief Executive Officer, Regis Corporation Director since 2022 Age: 35 Board committees • Technology	Career Highlights

 •  President and Chief Executive Officer at Regis Corporation, since May 2022

 •  Interim Chief Executive Officer at Regis Corporation, from December 2021 to May 2022

 •  Executive Vice President, Chief Strategy Officer at Regis Corporation, from February 2021 to December 2021, prior to which he served as a consultant to Regis Corporation, since December 2020

 •  Partner and Chief Financial Officer for Kava Restaurants, a Tim Hortons® franchisee, from May 2018 to December 2020

 •  Held positions of increasing responsibility at Restaurant Brands International, a franchisor of Burger King®, Tim Hortons, and Popeyes® restaurant companies, from June 2014 to April 2017

 •  Started career as investment banker at J.P. Morgan

Skills / Experience

 •  Leadership experience with franchise businesses (both as franchisor and franchisee), including expertise in strategy and brand development, unit count growth, finance, and operations

 •  Finance experience as an investment banker

Education
BBA with Distinction, Emory University’s Goizueta Business School
ALSO...

Before joining Regis, Matt gained international work experience in Asia, Europe, and Canada, when he led mergers and acquisitions for Burger King and development efforts for Tim Hortons. During his international travels, Matt had the opportunity to explore Japan and immerse himself in its culture, history/heritage, and food.

Other Public Boards
None
2022 PROXY STATEMENT | 5

ELECTION OF DIRECTORS

David J.
Grissen

Former Group President,
Americas, Marriott International, Inc.

Independent

Director since 2013

Chair of the Board
Age: 65

Board
committees

• Audit, ACFE

• Nominating
and Corporate
Governance,
Chair

• Technology
Career Highlights

 •  Joined Marriott International, Inc., a global operator of hotels and related lodging facilities, in 1986 with his most recent role being Group President, Americas from 2020 until his retirement in 2021

 •  Held various positions at Marriott including Group President, Group President, Americas, President, Americas, Executive Vice President of the Eastern Region, Senior Vice President of the Mid-Atlantic Region, and Senior Vice President of Finance and Business Development

Skills / Experience
• Leadership experience with a complex organization that includes franchised, managed, and owned operations • Building marketing platforms with multiple portfolio brands • Acquisitions and integration
Education
BA, Michigan State University MBA, Loyola University Chicago
Also...

David implemented the 4 Disciplines of Execution because he saw how employees understanding how their day-to-day activities relate to the company’s overall business results made them feel they were all working toward a common goal and they make a difference and have a voice.

David, a long-time runner, served as Vice Chairman of Back On My Feet, a non-profit whose mission is helping the homeless via a structured running program.

Other Public Boards
• Chatham Lodging Trust (since 2021) Former • Good Times Restaurants Inc. (2005 – 2010)

6 |

ELECTION OF DIRECTORS

Mark S. Light Executive Chairman, Bedrock Manufacturing Independent Director since 2013 Age: 60 Board committees • Compensation • Nominating and Corporate Governance, Chair • Technology	Career Highlights

 •  In 1978, joined Signet Jewelers, the world’s largest retailer of diamond jewelry (with over 3,500 stores including Kay Jewelers, Zales, Jared The Galleria of Jewelry, H. Samuel, Ernest Jones, Peoples, and Piercing Pagoda) operating in North America and the United Kingdom

 •  Chief Executive Officer and Director of Signet Jewelers from November 2014 until his retirement in July 2017

 •  Held various management positions while at Sterling Jewelers, Signet’s main US business, including President and Chief Operating Officer, Executive Vice President of Operations, and Division President

Skills / Experience

 •  Led an international sales team to deliver a superior customer experience

 •  Led the development of start-up retail jewelry brand, Jared the Galleria of Jewelry to over $1 billion in annual revenue in 2017

 •  Led and managed many acquisitions while integrating synergies

 •  Led in the acquisition and integration of a large diamond-cutting factory in Botswana, Africa

 •  Led in the development of several exclusive international jewelry product brands such as Open Hearts by Jane Seymour, Neil Lane Bridal, and the Ever Us Two Stone collection to name a few

Education
Kent State University and Ohio University
Also...

When Mark became Head of Sterling, he oversaw a tripling of the unit’s sales.

In his time at Signet, he oversaw a successful acquisition and integration of Zales, expanded its outlet channel by acquiring Ultra, made significant progress on the company’s OmniChannel strategy, realigned the organization structure, and re-engineered and stabilized its ecommerce platform.

Mark is the Chairman of the Board of Directors of Bedrock Manufacturing, which is the parent of two iconic American brands, Shinola and Filson.

Other Public Boards
Former • Signet Jewelers Limited (2014 – 2017)

2022 PROXY STATEMENT | 7

ELECTION OF DIRECTORS

Michael
Mansbach

Founder of Granite
Stairway Advisors LLC
and co-founder and
partner of Apex
Perspectives, LLC

Independent

Director since 2021

Age: 54

Board
committees

• Compensation

• Technology, Chair
Career Highlights

 •  Founder of Granite Stairway Advisors LLC, an executive consulting services firm, since July 2020, and co-founder and partner of Apex Perspectives, LLC, a consulting firm, since June 2020

 •  President, MINDBODY, Inc., a technology platform for the fitness, beauty, and wellness service industries, from June 2017 until its acquisition by Vista Equity Partners in April 2019

 •  President, Blue Jeans Network, Inc., a cloud-based video communications company, from November 2015 to February 2017

 •  President, PunchTab, Inc., an engagement and insights platform, from September 2014 until its acquisition by Walmart Labs in September 2015

 •  Senior management positions at Citrix, a business mobility and security software firm, from November 2004 to April 2014

Skills / Experience

 •  Expertise in creating global scale, building connected teams, market category leadership, and enterprise value

 •  Revenue growth and retention, go-to-market strategy, M&A, debt/cash/budget management, product strategy and marketing, sales strategy and process, demand generation, market positioning, international expansion, and leadership development

 •  Senior marketing positions at SeeBeyond and SeeCommerce

Education
MA, International Economics, European Area Studies, The Johns Hopkins University – Paul H. Nitze School of Advanced International Studies
Also...

Mike is passionate about helping kids understand the power of giving. His family has developed an annual fundraiser partnering with the Santa Barbara Triathlon for the Foodbank of Santa Barbara County to raise awareness of hunger issues facing children. He also developed and launched the Saturday Family Day program targeting youth volunteers. To date, 1,000+ children have participated.

Other Public Boards
None
8 |

ELECTION OF DIRECTORS

Michael J. Merriman Consumer Products Consultant Independent Director since 2011 Age: 66 Board committees • Audit, ACFE, Chair • Compensation	Career Highlights

 •  Consumer Products Consultant, since 2008

 •  Operating Advisor at Resilience Capital Partners, LLC, a private equity firm, from 2008 to 2017

 •  Chief Executive Officer, The Lamson & Sessions Co., from November 2006 until sale November 2007

 •  SVP & Chief Financial Officer, American Greetings Corporation, from September 2005 to November 2006

 •  President & CEO, Royal Appliance Mfg. Co., from 1995 to 2004

 •  Chief Financial Officer, Royal Appliance Mfg. Co., from 1992 to 1995

 •  Audit Partner, Arthur Andersen & Co., from 1990 to 1992

Skills / Experience

 •  Public company CEO leadership experience

 •  Consumer product sales and marketing direct to consumer, as well as to big box retailers including Walmart

 •  M&A experience including the sale of both public and private companies

 •  Public accounting experience

Education
BS, Business Administration, John Carroll University
ALSO...
Michael was named CEO of Royal Appliance Manufacturing at 39, after joining the company as CFO three years earlier.
Other Public Boards
• Nordson Corporation (since 2008), Chairman of the Board (since February 2018), Audit Committee Chair (2012 – 2018)
Former

 •  OMNOVA Solutions Inc. (2008 – 2020), Nominating & Corporate Governance
Committee Chair

 •  Invacare Corporation (2014 – 2018)

 •  American Greetings Corporation (2006 – 2013)

 •  RC2 Corporation (2004 – 2011)

2022 PROXY STATEMENT | 9

ELECTION OF DIRECTORS

M. Ann Rhoades President, People Ink, Inc. Independent Director since 2015 Age: 77 Board committees • Audit • Compensation, Chair	Career Highlights

 •  President, People Ink, Inc., a human resources consulting firm, since 1999

 •  Executive Vice President, People, JetBlue Airways, from 1999 to 2002

 •  Executive Vice President, Team Services, Promus Hotel/DoubleTree Hotels Corporation, from 1995 to 1999

 •  Vice President, People, Southwest Airlines, from 1989 to 1995

Skills / Experience
• Human resources experience • Consumer experience
EDUCATION
MBA, The University of New Mexico
ALSO...

Ann built a hiring model to get high-performance outcomes based in hiring according to values that helped create JetBlue and Southwest Airlines’ well-regarded cultures.

Author of Built on Values, Creating an Enviable Culture That Outperforms the Competition.

Flew in an F-16 at 9.1Gs.

Other Public Boards
• Nexphase Capital (since 2015)
Former • JetBlue Airways (2001 – 2015), Compensation Committee Chair • P.F. Chang’s China Bistro, Inc. (2003 – 2012), Compensation Committee Chair • Restoration Hardware (1999 – 2001, 2005 – 2009)
10 |

How We Govern the Company
How We Govern the Company
We believe that how we govern ourselves is as important as the corporate governance that sets guidance and parameters for the Company more generally. This is a summary of some of our key Board governance provisions. More information can be found on our website at www.regiscorp.com, and in the next section summarizing some of the key provisions that apply more broadly to the Company. Our compensation governance provisions can be found in the Compensation Discussion and Analysis section of this Proxy Statement.
All our directors, except our President and Chief Executive Officer, are independent. In our User’s Guide at the end of this Proxy Statement, we provide a description of the Board’s independence standards. Under these standards, the Board has determined that each director, with the exception of Mr. Doctor, our President and Chief Executive Officer, is independent. Accordingly, a supermajority of our Board is independent.
Leadership Structure of the Company. The Board elects the Chair of the Board and the Chief Executive Officer and it has determined that these two roles should be held by separate individuals to enhance the Board’s oversight of management and to allow the Chief Executive Officer to focus primarily on management responsibilities. Our current Board leadership structure provides effective and independent oversight of management and the Company.
We have an independent Chair of the Board. The Chair of the Board, Mr. Grissen, is an independent director who has served on the Board for the last nine years.
All our directors stand for election every year.
Special meetings. Shareholders holding 10% or more of our outstanding stock have the right to call a special meeting of shareholders.
Board and Board committee meeting attendance. Each of the then-serving directors attended, in person or virtually, at least 75% of the 10 meetings of the Board and the meetings of the Board committees on which each director served during the fiscal year ended June 30, 2022.
Annual meeting attendance. The Board does not have a formal policy relating to Board members’ attendance at annual shareholder meetings. Our directors are, however, encouraged to attend these meetings and all but one of the then-serving directors attended the virtual 2021 annual shareholders meeting.
The Board has a majority voting standard. Incumbent directors who do not receive a majority of votes cast must tender their resignation to the Board for review. Our Corporate Governance Guidelines further provide that if the Board decides not to accept a director’s resignation in such circumstances, then it will disclose its reasons.
Director stock ownership. Our directors are required to hold all common stock they receive as part of their Board compensation until they cease to serve as directors.
Age and tenure provisions. Our Corporate Governance Guidelines contain both age and tenure provisions.
Overboarding. Our Corporate Governance Guidelines contain provisions related to limiting its directors’ service on other boards of directors.
Director evaluations. Our Corporate Governance Guidelines contain provisions requiring annual Board evaluations.
Director orientation and education. Directors receive orientation overseen by the Board and the Nominating and Corporate Governance Committee and are supported in obtaining continuing director education.
Executive sessions. Our Board has a policy of conducting executive sessions of the independent directors in connection with each regularly scheduled Board meeting.
Communicating with the Board. Our directors value and seek input from a wide variety of sources to inform their work and, as set forth in the User’s Guide of this Proxy Statement, provide shareholders the opportunity to communicate with them directly. Our directors especially value input from shareholders who have a financial stake in the caliber of their input and who work in settings likely to provide access to interesting insights.
The Board’s role in risk oversight. One of the key responsibilities of the Board is to develop a strategic direction for the Company and to provide management oversight for the execution of that strategy. The Board regularly reviews information regarding the Company’s financial, strategic, and operational issues, as well as the risks associated with each. The Board also
2022 PROXY STATEMENT | 11

How We Govern the Company
oversees the Company’s Data Security Incident Response Plan, which serves as a Company-wide guide to facilitate a systematic response to security incidents and is designed to prevent or minimize disruption of critical information systems, to minimize loss or theft of sensitive or critical information, and to quickly and efficiently remediate and recover from security events. While the Board has overall responsibility for risk management, each of the Board committees has supporting responsibility for risk management and makes periodic updates to the full Board. Their specific areas of responsibility are:
•
The Audit Committee discusses and approves policies with respect to risk assessment and risk management. The Audit Committee oversees the management of financial risks and monitors management’s responsibility to identify, assess, and manage risks. The Audit Committee is also responsible for overseeing risks relating to cybersecurity.

•	The Compensation Committee is responsible for overseeing our executive compensation programs and reviewing risks relating to our overall compensation plans and arrangements.
•
The Nominating and Corporate Governance Committee manages risks associated with potential conflicts of interest pursuant to our Code of Business Conduct and Ethics (the “Code of Ethics”) and reviews governance and compliance issues with a view to managing associated risks.

•	The Technology Committee is responsible for reviewing risks associated with significant technology investment and/or deployment.
•
While each Board committee is responsible for regularly reviewing, evaluating, and overseeing the management of such risks, the Board is regularly informed of such risks through committee reports. In addition, the Board and the Board committees receive regular reports from the Company’s Chief Financial Officer, General Counsel, Executive and Senior Vice Presidents, and other personnel with roles in managing risks. The Compensation Committee is also advised by its independent compensation consultant, which periodically reviews the risks relating to the Company’s compensation practices. The Company’s leadership team meets with the General Counsel and head of Internal Audit to discuss and evaluate risks applicable to the Company.

Director nomination process. The Nominating and Corporate Governance Committee is responsible for screening and recommending for nomination director candidates to the full Board. The Nominating and Corporate Governance Committee will consider nominations received from our shareholders, provided that, proposed candidates meet the requisite director qualification standards discussed below. When appropriate, the Nominating and Corporate Governance Committee will also engage an independent third-party search firm. The Nominating and Corporate Governance Committee will then evaluate the resumes of any qualified candidates recommended by shareholders and search firms, as well as by members of the Board. Generally, to be considered for nomination, a candidate must have:
•	High professional and personal ethics and values;
•	A strong record of significant leadership and meaningful accomplishments in his or her field;
•	Broad experience;
•	The ability to think strategically;
•	Sufficient time to carry out the duties of Board membership; and
•	A commitment to enhancing shareholder value and representing the interests of all shareholders.
Candidates are evaluated based on these qualification standards and the current needs of the Board, with due consideration to the requirement of our Corporate Governance Guidelines and New York Stock Exchange (“NYSE”) and SEC regulations that at least a majority of the Board consists of independent directors. In addition, when considering nominees to the Board and in evaluating the composition of the Board as a whole, the Nominating and Corporate Governance Committee considers the value of diversity.
The Company’s policies for, and commitments to, diversity are contained within the Code of Ethics, which explicitly provides that the Company will not discriminate against anyone on the basis of race, color, gender, sexual orientation or identity, religion, age, national origin, disability, or any other classification protected by law.
Consistent with this commitment, the Nominating and Corporate Governance Committee, when seeking new director candidates, considers and values diversity in all the attributes covered in the Code of Ethics, as well as diverse skills and experiences, such as an understanding of the retail industry, the haircare market, finance, accounting, marketing, technology, and international experience. The Nominating and Corporate Governance Committee expects every member of the Board and every director candidate to be able to act effectively on behalf of shareholders and stakeholders.
12 |

How We, the Directors, Are Governed
All shareholder nominations must be accompanied by a candidate resume that addresses the extent to which the nominee meets the director qualification standards. Nominations will be considered only if we are currently seeking to fill an open director position. All nominations by shareholders should be sent to the Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416.
How We, the Directors, Are Governed
Our corporate governance provisions that relate to our Board are summarized in the preceding section. Our compensation governance provisions are summarized in the Compensation Discussion and Analysis section of this Proxy Statement. Our Corporate Governance Guidelines are posted on our website at www.regiscorp.com. This information is also available in printed form free of charge to any shareholder who requests it by writing to our Corporate Secretary, Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416.
Code of Business Conduct and Ethics. The Board has adopted the Code of Ethics, which applies to all our employees, directors, and officers, including our President and Chief Executive Officer, Chief Financial Officer, Controller, and other senior financial officers. The Code of Ethics, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of business conduct and ethics” within the meaning of the listing standards of the NYSE. The Code of Ethics is posted on our website at www.regiscorp.com. The Code of Ethics is also available in printed form free of charge to any shareholder who requests it by writing to our Corporate Secretary, Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416. We intend to promptly disclose future amendments to certain provisions of the Code of Ethics and any waivers of provisions of the Code of Ethics that are required to be disclosed under the rules of the SEC or under the listing standards of the NYSE, at the same location on our website.
Related Party Transactions. Our Board has adopted a Related Party Transaction Approval Policy requiring approval of all related party transactions for amounts exceeding $10,000 for the fiscal year. We did not have any related party transactions during fiscal 2022.
Complaint/hotline procedures. The Audit Committee Complaint Procedures, which are posted on our website at www.regiscorp.com, provide for the publication of a toll-free number and mailing address for complaints to be submitted to the Audit Committee.
2022 PROXY STATEMENT | 13

Our Board’s Committees

Our Board’s Committees
The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Technology Committee. The composition of these Board committees at fiscal year-end is set forth below.
Director Name	Audit	Compensation	Nominating and Corporate Governance	Technology
Lockie Andrews	■		■	■
Matthew Doctor				■
David J. Grissen	■ ACFE		■
Mark S. Light		■	■ CHAIR	■
Michael Mansbach		■		■ CHAIR
Michael J. Merriman	■ ACFE, CHAIR	■
M. Ann Rhoades	■	■ CHAIR
Meetings during fiscal 2022	4	11	7	6
ACFE = Audit Committee Financial Expert
CHAIR = Board Committee Chair
The Board has determined that all members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee qualify as independent directors as defined under the NYSE corporate governance rules.
The charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Technology Committee may be viewed on our website at www.regiscorp.com under “Corporate Governance” on the “Investor Relations” page. The charters are also available in printed form free of charge to any shareholder who requests them by writing to our Corporate Secretary, Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416. The charters include information regarding the committees’ composition, purpose, and responsibilities.
Audit Committee
The Audit Committee assists the Board in discharging its oversight responsibility to the shareholders and investment community regarding: (i) the integrity of the Company’s financial statements and financial reporting processes; (ii) the Company’s internal accounting systems and financial and operational controls; (iii) the Company’s audit, accounting, and financial reporting processes; (iv) the engagement, qualifications, and independence of the independent auditor; (v) the performance of the Company’s internal audit activities; and (vi) compliance with the Company’s ethics programs, including the Code of Ethics, the whistle-blower policy, and legal and regulatory requirements.
In carrying out these duties, the Audit Committee maintains free and open communication among the Board, the independent auditor, and the Company’s management. The Audit Committee meets with management and the independent auditor at least quarterly, generally prior to the Company’s earnings releases to discuss the results of the independent auditor’s quarterly reviews and fiscal year-end audit.
The Board has determined that all members of the Audit Committee meet the NYSE definitions of independence and financial literacy for Audit Committee members. In addition, the Board has determined that each of Mr. Merriman and Mr. Grissen, both of whom are independent directors, is an audit committee financial expert (“ACFE”) for purposes of the SEC rules and possesses accounting or related financial management expertise required by the NYSE. Members serving on the Audit Committee do not currently serve on the audit committees of more than three public companies.
Compensation Committee
The primary responsibilities of the Compensation Committee are to determine and approve, or to make recommendations to the Board with respect to, the compensation and benefits packages of the Company’s executives and to consider and to recommend incentive compensation and equity-based compensation plans. The Compensation Committee also reviews director
14 |

Our Board’s Committees
compensation, oversees the evaluation of the Chief Executive Officer, and evaluates on an annual basis its own performance and the adequacy of its charter. Additional information about the responsibilities of the Compensation Committee is provided below in the Compensation Discussion and Analysis section of this Proxy Statement. The Board has determined that all members of the Compensation Committee meet the NYSE definition of independence applicable to Compensation Committee members.
Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee is or has been an employee of the Company. None of our executives served on the board of directors or compensation committee of another entity that has an executive officer serving on the Board or the Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee discharges the Board’s responsibilities related to general corporate governance, including Board organization, membership, and evaluation. The Nominating and Corporate Governance Committee also monitors Board qualifications and orientation of new directors, manages the annual Chief Executive Officer evaluation, reviews and resolves any director conflicts of interest, and presents qualified individuals for election to the Board. In addition, the Nominating and Corporate Governance Committee annually reviews the Corporate Governance Guidelines. It also reviews and approves, if appropriate, any related party transactions in accordance with the Company’s Related Party Transaction Approval Policy. Finally, the Nominating and Corporate Governance Committee oversees the evaluation of the performance of the Board and each standing committee of the Board. For further information regarding our director nomination process, see “Director Nomination Process” above.
Technology Committee
The Technology Committee assists the Board by overseeing the Company’s technology strategy and planning, investments, prioritization, degree and pace of innovation, and related business purposes. The Technology Committee monitors the continuous flow of innovative, differentiated, leadership products in the markets currently served by the Company, and plans for the insertion of new technology into the Company’s long-range strategic plan. The Technology Committee also reviews and recommends disruptive products and technologies and reviews the costs, benefits, risks, and prioritization associated with significant technology investments and deployments. In addition, the Technology Committee reviews the Company’s cybersecurity measures and response plans and the adequacy of processes, tools, facilities, and technology leadership connected with product and technology development.
2022 PROXY STATEMENT | 15

How Our Directors Are Paid

How Our Directors Are Paid
We designed our director compensation program to address the time, effort, expertise, and accountability required of active Board membership, with consideration given to industry comparisons of directors’ compensation. Our Board believes that annual compensation for non-employee directors should consist of both cash, to compensate directors for their service on the Board and its committees, and equity, to align the interests of directors and our shareholders. By vesting over time, equity awards also create an incentive for continued service on our Board.
Compensation of our directors is reviewed and determined by the Board on an annual basis. Employee directors do not receive any cash or other compensation for their services as directors. Each of the cash compensation and the equity compensation for non-employee directors who serve during only a portion of a fiscal year is pro-rated. In October 2021, for the fourth year in a row, the Board reviewed our director compensation and determined to not to increase the compensation program for fiscal 2022, which is described below:
•	An annual cash retainer of $70,000, which is paid quarterly;
•
An annual cash retainer of $20,000, $15,000, $12,500, and $20,000 for the chairs of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Technology Committee, respectively;

•
An annual grant of restricted stock units valued at $110,000, which vests monthly over a period of one year and pays out when the director leaves the Board, generally granted on the date of the director’s election or re-election at the annual meeting of shareholders; and

•
An annual grant of restricted stock units valued at $90,000 payable to our independent Chair of the Board, which vests monthly over a period of one year and pays out when the Chair leaves the Board, generally granted on the date of the Chair’s re-election at the annual meeting of shareholders.

16 |

Fiscal 2022 Director Compensation Table
Fiscal 2022 Director Compensation Table
The following table shows, for each of the non-employee directors who served during the fiscal year ended June 30, 2022, information concerning their annual and long-term compensation earned during such fiscal year.
Director Name	Fees Earned or Paid in Cash ($)	Stock Awards[1,2] ($)	Total ($)
Lockie Andrews	70,000	110,000	180,000
Daniel G. Beltzman[3]	67,500	199,998	267,498
David J. Grissen[4]	73,958	199,999	273,957
Mark S. Light	78,542	110,000	188,542
Michael Mansbach	90,000	110,000	200,000
Michael J. Merriman	90,000	110,000	200,000
M. Ann Rhoades	85,000	110,000	195,000
1
Values expressed represent the aggregate grant date fair value of restricted stock units granted during fiscal 2022, as computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 for a description of the assumptions used in calculating these amounts. Values end with rounding difference due to full number of shares at fair market value.

2	Routine annual grants of restricted stock units were made to the directors on November 5, 2021.
3	Mr. Beltzman resigned from the Board effective November 14, 2021, and in connection with his resignation, forfeited the restricted stock units he received on November 5, 2021.
4	Mr. Grissen was appointed as Chair of the Board effective November 14, 2021, and in connection with his appointment, received a grant of restricted stock units valued at $90,000.
The following table shows, for each of our current non-employee directors, the aggregate number of stock and option awards outstanding as of June 30, 2022:
Director Name	Aggregate Stock Awards Outstanding as of 06/30/22 (#)	Aggregate Option Awards Outstanding as of 06/30/22 (#)
Lockie Andrews	42,842	—
David J. Grissen	155,192	—
Mark S. Light	100,647	—
Michael Mansbach	43,767	—
Michael J. Merriman	111,041	—
M. Ann Rhoades	89,151	—
For fiscal 2023, to preserve shares under the 2018 Long Term Plan, the Board determined to make the following changes to the director compensation program described above:
•
Instead of an annual grant of restricted stock units valued at $110,000, an annual grant of 90,000 options to purchase shares of the Company’s common stock, which vests monthly over a period of one year and pays out when the director leaves the Board, generally granted on the date of the director’s election or re-election at the annual meeting of shareholders; and

•
Instead of an annual grant of restricted stock units valued at $90,000 payable to our independent Chair of the Board, an annual grant of 75,000 options to purchase shares of the Company’s common stock, payable to our independent Chair of the Board, which vests monthly over a period of one year and pays out when the Chair leaves the Board, generally granted on the date of the Chair’s re-election at the annual meeting of shareholders.

2022 PROXY STATEMENT | 17

18 |

APPROVAL OF ADVISORY VOTE
ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
As required by SEC rules, we are providing shareholders with an annual, non-binding advisory vote to approve the executive compensation as disclosed in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. At the Annual Meeting, shareholders will vote on the following advisory resolution regarding the compensation of our Named Executive Officers as described in this Proxy Statement (commonly referred to as “Say-on-Pay”):
“RESOLVED, that the shareholders of Regis Corporation approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the ‘Compensation Discussion and Analysis’ section, and compensation tables and narrative discussion contained in the ‘Executive Compensation’ section in this Proxy Statement.”
Our executive compensation programs are based on our belief that attracting, retaining, and motivating talented executives is critical to the maintenance of our competitive advantage in the haircare industry and to the achievement of the business goals set by the Board. Accordingly, our executive compensation programs are designed to reward executives for achieving our financial and business goals, while also aligning our executives’ interests with those of our shareholders. We believe that we can best achieve these goals by providing our executives with a mix of compensation elements that incorporate cash and equity, as well as short-term and long-term components, and that are tied to our business goals, all as described in the following CD&A section of this Proxy Statement.
As described in the CD&A section of this Proxy Statement, we believe our fiscal 2022 results continue to yield the pay-for-performance alignment that the Compensation Committee is seeking for our shareholders. Given the current state of our business transformation, our annual incentive program for fiscal 2022 was heavily focused on executing operational changes critical to our future success, many of which were tailored to each individual Named Executive Officer, or paying to recognize our Named Executive Officers’ achievements of strategic initiatives we identified during the year as we pivoted toward our go-forward strategy. Importantly, we exited the technology business through the sale of our proprietary salon management system, Opensalon® Pro, to Zenoti, we strengthened our relationship with our franchisees, we worked on solutions to amend our existing credit agreement and to extend the maturity, and we achieved G&A savings of approximately $37 million.
For a comprehensive description of our executive compensation program, philosophy, and objectives, including the specific elements of executive compensation that comprised the program in fiscal 2022, please refer to the CD&A section, as well as the Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow the CD&A section, in this Proxy Statement.
This advisory vote will not affect any compensation already paid or awarded to our Named Executive Officers and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will review and carefully consider the outcome of the vote. If there is a significant number of negative votes, the Compensation Committee will seek to understand the concerns that influenced the vote and consider them in making future executive compensation decisions.
Upon the recommendation of the Compensation Committee of the Board, the Board unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers.
2022 PROXY STATEMENT | 19

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Background
Our Company
At Regis, we exist to unleash the beauty of potential. We have defined four specific values and reciprocal behaviors that will drive our direction and actions:
•	Foster Trust. Create powerful relationships by acting with empathy and integrity.
•	Create Community. Connect and collaborate with all your partners. Share the challenges as much as you celebrate the wins.
•	Be Brave. Dream big and courageously challenge the status quo.
•	Own It. You are empowered. Take responsibility and own your role and your results.
These values are who we are, they’re why we are. We live by these values every single day via our employees, franchisees, stylists, brands, services, and products. Our brands, which include Supercuts, SmartStyle, Cost Cutters, Roosters, and First Choice Haircutters, are in the business of making people look and feel their best.
As of June 30, 2022, the Company franchised, owned, or held ownership interests in 5,576 salon and beauty school locations in North America and beyond. We have substantially completed our multi-year transformation to an asset-light, technology-enabled, fully franchised business with only 105 Company-owned salons remaining.
We believe in creating a culture of striving for the best for our approximately 630 employees, 122 of whom were corporate employees serving the Company’s headquarters in Minnesota, 10 of whom served at our product engineering headquarters in California, 52 of whom provided artistic education to our hair care salons, and the remainder of whom served as field employees or at our company-owned salons. We enable hundreds of people to become small business owners through our franchise system. And, that culture is also diverse and inclusive; approximately 85% of our employees are women, and 32% of are racial and ethnic minorities.
Shifting Our Focus Back to Haircare
In August 2019, we announced plans to transition to an asset-light, fully franchised model. Since that time, we worked to convert substantially all our company-owned salons to franchised salons and we have transformed our merchandising strategy by outsourcing our product distribution business as part of our transition to an asset-light, fully franchised model. As of June 30, 2022, 98.1% of our salons are owned by franchisees, consisting mainly of the Supercuts, SmartStyle, Cost Cutters, First Choice Haircutters, and Roosters brands.
After substantially completing our multi-year business model transformation, in fiscal 2022, we finalized a corporate reorganization based on a zero-based budgeting philosophy to ensure that each of our employees was performing the right work, that each business team was the right size based on available resources and our strategic priorities, and that we had the right structure to succeed as a company.
With these leadership changes in place mid-way through fiscal 2022, we shifted our focus back to haircare by exiting the technology business through the sale of our Opensalon® Pro salon management system to Zenoti, pursuant to which Zenoti will help our franchisees deliver a modern, digital experience to drive engagement with customers, and to building strong relationships with our franchisees. We also worked on solutions to amend our existing credit agreement and to extend the maturity, which will provide us with the liquidity and time needed to invest in, and execute on, our strategic initiatives. Along with these efforts, we exceeded our threshold level of liquidity and achieved approximately $37 million in people and non-people general and administrative (“G&A”) expenses savings.
20 |

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Our Named Executive Officers
The CD&A section of this Proxy Statement will provide you with information concerning the basic objectives, principles, decisions, material elements, processes, amounts, and rationale underlying the compensation of our Named Executive Officers (“NEOs”). For fiscal 2022, our NEOs are:
Name	Title	Period of Employment
Matthew Doctor	President and Chief Executive Officer	February 2021 – present
Kersten D. Zupfer	Executive Vice President and Chief Financial Officer	February 2007 – present
Jim B. Lain	Executive Vice President and Chief Operating Officer	November 2013 – July 2020 November 2020 – present
Felipe A. Athayde	Former President and Chief Executive Officer	October 2020 – March 2022
Executive Summary
Our Executive Pay Plan
Our fiscal 2022 compensation plan includes four main components: base salary, short-term incentives, a matching share program, and long-term incentives.
The cash elements of our fiscal 2022 compensation plan include:
Element	Form	Metric	Performance Period	Objective
Base Salary	Cash	Fixed	N/A	Provide a base level of compensation for executive talent.
Short Term Incentives (Annual Incentive Compensation (“AIC”) and Discretionary Bonuses)	Cash	Variable compensation component based on performance against financial goals and assessment of individual metrics	1 year	Motivate executives to meet and exceed objectives aligned with our strategic plan
In fiscal 2022, our compensation plan included a matching share program as part of our long-term incentive plan. Under our matching share program, we offered our executives the opportunity to contribute up to 50% of their fiscal 2021 non-equity cash incentive awards received to purchase shares of our common stock, which are matched with a grant of restricted stock units (“RSUs”) equal to a value of up to 200% of the contribution for a 50% contribution (100% for a 25% contribution). Matching RSUs granted in fiscal 2022 vest as to 20%, 20%, and 60% of the RSUs on the first, second, and third anniversaries of the grant date.
In 2022, we also offered to our executives equity awards, which were delivered half in the form of stock options and half in the form of cash-settled stock appreciation rights and were structured to compensate leaders only to the extent our shareholders benefited through stock price appreciation. These awards vest on the first three annual anniversaries of the date of grant in increments of 20%, 20%, and 60%, respectively.
Information about changes to our long-term incentive plan that were approved subsequent to fiscal 2022 are described below.
Our 2021 Say-on-Pay Vote Result
At our 2021 annual meeting of shareholders, shareholders holding approximately 92% of the votes cast on our say-on-pay proposal voted in favor of our executive compensation program.
2022 PROXY STATEMENT | 21

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
How We Design Executive Pay
Compensation Philosophy
Our executive compensation programs are based on our belief that attracting, retaining, and motivating talented executives is critical to the maintenance of our competitive advantage in the haircare industry and to the achievement of the business goals set by the Board. Accordingly, our executive compensation programs are designed to reward executives for achieving our financial and business goals, while also aligning our executives’ interests with those of our shareholders.
The Compensation Committee has adopted a compensation philosophy that centers on the following guiding principles:
Generally target total direct compensation at market rates, with the following considerations:
•
Achieving our desired competitive position will occur over time and will consider not only the total program value, but also the reward vehicles that are used (i.e., performance-based incentives versus fixed benefits).

•
Moving toward the market median will consider our size and performance relative to peers (noted below) to ensure that targeted compensation is appropriately calibrated and that realizable compensation is consistent with absolute and relative performance.

Specific to 2022, most of our executives were relatively new to Regis, and their compensatory arrangements were set, in part, based on our negotiations with each executive, taking into account the executive’s experience and the compensation level required for us to attract them to join Regis. However, the compensation philosophy described above will generally apply to annual adjustments to these executives’ compensation going forward.
Align with shareholder interests by designing a compensation portfolio that pays for performance.
•
For fiscal 2022, the Compensation Committee initially set particular financial and operational objectives related to our continuing conversion to a fully franchised model. In connection with the leadership changes made during fiscal 2022, we shifted our focus back to haircare, causing us to pivot from some of our original objectives. Given the significant accomplishments made in this area, the Compensation Committee determined to pay bonuses in recognition of the initiatives that now position us to execute on our go-forward strategy.

The Compensation Committee also recognizes the need to remain flexible to address particular circumstances as they arise so that we can remain competitive in retaining talent and to incentivize executives to achieve our current strategic objectives.
Review of External Market Data
The Compensation Committee considers compensation in the external market as one factor in its executive compensation decisions, examining both relevant broad retail industry data and data from a group of companies it considers its peers. At the beginning of fiscal 2021, with the assistance of its independent compensation consultant, Pay Governance LLC (“Pay Governance”), the Compensation Committee first selected the following set of peer companies to be used for compensation benchmarking purposes:
Biglari Holdings Inc.	e.l.f. Beauty, Inc.	Nature’s Sunshine Products, Inc.
Carriage Services Inc.	El Pollo Loco Holdings, Inc.	OneSpaWorld Holdings Limited
Del Taco Restaurants, Inc.	Franchise Group, Inc.	Ruth’s Hospitality Group, Inc.
Denny’s Corporation	Jack in the Box Inc.	Select Interior Concepts, Inc.
Dine Brands Global, Inc.	Lifevantage Corporation	StoneMor Inc.
In fiscal 2022, we did not make routine changes to base salaries or annual cash incentive opportunities for our NEOs. Accordingly, we did not benchmark our fiscal 2022 executive compensation against our peer group or the broader market. In fiscal 2022, the Compensation Committee approved compensation levels for all executives, including Mr. Doctor in connection with his appointment as our President and Chief Executive Officer, as described below.
22 |

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Role of the Compensation Committee
The Compensation Committee is charged with developing and administering the base salary, annual and long-term incentives, and benefit programs for our executives. Our annual cash incentive program is typically referred to as our “bonus” program, and the bonus payments are generally reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table of this Proxy Statement. In developing our compensation programs, a basic objective for the Compensation Committee was that the total compensation awarded to the NEOs be fair, reasonable, and competitive in relation to the median compensation for similar positions within our peer group, as identified above, as well as in the broader retail market. This objective is consistent with our executive pay philosophy.
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of our executives. Accordingly, the primary duties and responsibilities of the Compensation Committee are:
•	to determine and approve, or make recommendations to the Board with respect to, the compensation of all executives; and
•	to consider and recommend the structure of, and changes to, our incentive compensation, equity-based plans, and benefit programs.
Role of Executive Officers in Compensation Decisions
Our President and Chief Executive Officer furnishes his input to the Compensation Committee regarding the compensation of the Company’s executives, including the other NEOs, and he may be present during deliberations and voting on the other executives’ compensation. However, our President and Chief Executive Officer is not present during deliberations and voting regarding his own compensation or during other executive sessions of the Compensation Committee.
Role of the Independent Compensation Consultant
Since fiscal 2018, the Compensation Committee has engaged Pay Governance LLC (“Pay Governance”), an independent consulting firm, to provide to it executive compensation consulting services. The Compensation Committee assessed Pay Governance’s independence pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Pay Governance from independently representing the Compensation Committee.
Since it was engaged by the Compensation Committee, Pay Governance worked with the Compensation Committee and Company management to establish incentive plan designs, supported the Compensation Committee with shareholder engagement efforts, and assisted the Compensation Committee on other activities in support of its responsibilities as set forth in its charter. The Chair of the Compensation Committee worked directly with Pay Governance to determine the scope of the work needed to assist the Compensation Committee in its decision-making processes. Pay Governance worked with management, at the direction of the Compensation Committee, to fully understand the future business direction and the historical, current, and desired future direction of our pay policies and practices, as well as to facilitate the development of our compensation strategies, including the approach to determining compensation levels.
2022 PROXY STATEMENT | 23

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Elements of the Executive Compensation Program
in Fiscal 2022
Base Salary Decisions for Fiscal 2022
The Compensation Committee modified our NEOs’ base salaries for fiscal 2022 as follows:
•
In December 2021, Mr. Doctor’s base salary was increased from $350,000 to $550,000 in connection with his appointment as Interim Chief Executive Officer of the Company and to a pay level commensurate with his new role and his experience;

•
In May 2022, Mr. Doctor’s base salary was again increased from $550,000 to $600,000 in connection with his promotion to President and Chief Executive Officer, and the increase was determined with the assistance of an independent compensation consultant, Pay Governance LLC, and included a review of CEO compensation levels and trends across similarly situated companies, as described in greater detail below; and

•
In December 2021, Mr. Lain’s base salary was increased from $350,000 to $425,000 in connection with his promotion to Chief Operating Officer and to a pay level commensurate with his new role and his experience.

As a result, base salaries for our NEOs for fiscal 2022 were as follows:
Name	Base Salary at June 30, 2021 (Annualized) ($)	Base Salary at June 30, 2022 (or Date of Termination, if earlier) (Annualized) ($)	Increase/(Decrease) (%)
Matthew Doctor[1]	350,000	458,333	31.0
Kersten D. Zupfer	425,000	425,000	—
Jim B. Lain[2]	350,000	387,500	10.7
Felipe A. Athayde	700,000	700,000	—
1
Mr. Doctor’s base salary was $350,000 until December 23, 2021, which then increased to $550,000 to align with his increased level of responsibilities associated with becoming the Interim Chief Executive Officer of the Company, and then increased to $600,000 on May 5, 2022 to align with his increased level of responsibilities associated with becoming the President and Chief Executive Officer of the Company. The Base Salary at June 30, 2022 reported above reflects the blended rate of base salaries in effect for different portions of fiscal 2022.

2
Mr. Lain’s base salary was $350,000 until December 23, 2021, which then increased to $550,000 to align with his increased level of responsibilities associated with becoming the Chief Operating Officer of the Company. The Base Salary at June 30, 2022 reported above reflects the blended rate of base salaries in effect for different portions of fiscal 2022.

Short Term Incentive Decisions for Fiscal 2022
Annual Incentive Compensation
The Compensation Committee determines the annual incentive compensation (“AIC”) payouts each year in accordance with our Short Term Incentive Plan (“Short Term Plan”).
The Compensation Committee annually selects AIC metrics for the Short Term Plan that align executives’ incentives with our strategic objectives. For fiscal 2022, the Compensation Committee set a Company performance metric tied to target adjusted EBITDA (excluding AIC and discretionary bonus payouts) and individual performance metrics for each of the executives. The Company performance metric was weighted at 20% of the Short Term Plan payout and the individual performance metrics were weighted, collectively, at 80% of the Short Term Plan payout. Further, the Compensation Committee applied a liquidity funding gate to the Short Term Plan, whereby if the Company failed to meet a specific liquidity goal, then there would be no payout of any AIC payout amounts.
Name	Target AIC (as a Percentage (%) of Salary)	Target AIC ($)
Matthew Doctor[1]	125	430,833
Kersten D. Zupfer[2]	70	286,875
Jim B. Lain	70	271,250
1
Mr. Doctor’s base salary increased during fiscal 2022. In addition, Mr. Doctor’s Target AIC Percentage was 70% until December 23, 2021, which then increased to 100% to align with his increased level of responsibilities associated with becoming the Interim Chief Executive Officer of the Company, and then increased to 125% on May 5, 2022 to align with his increased level of responsibilities associated with becoming the President and Chief Executive Officer of the Company. The Target AIC reported above reflects the blended rate of base salaries and Target AIC Percentages in effect for different portions of fiscal 2022.

2
Ms. Zupfer’s Target AIC Percentage was 60% until October 15, 2021, which then increased to 70% to align with her increased level of responsibilities. The Target AIC reported above reflects this blended rate.

24 |

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
For 2022, the individual performance metrics were designed to align key initiatives related to the Company’s continuing transformation underway at the time. Mid-way through fiscal 2022, the Board made several leadership changes and also shifted the Company’s strategic focus back to haircare. As a result, the Company pivoted away from some of the previously set targets. Certain AIC metrics were revised, either specifically or directionally, to ensure that the management team was aligned toward the new initiatives regardless of the impact on the AIC targets previously set.
Following the end of fiscal 2022, in August 2022, the Compensation Committee evaluated the executives’ performance against the AIC metrics, as described in further detail below. As an initial matter, the Compensation Committee determined that the Company achieved $44.75 million as compared to the liquidity funding threshold of $15 million, which is measured as the gap between total liquidity and debt covenant requirements, such that the Company performance goal has been achieved by each of the executives.
The tables below reflect the AIC metrics initially set for each NEO that remained in effect as of the end of the fiscal year, and the level of achievement of such metrics.
Performance Measure	Weighting[1]	Performance Goal[2]		Award Multiplier	Actual Result	Achievement as a % of Total AIC Target
Company Performance Goal (Adjusted EBITDA excluding AIC and discretionary bonus payouts)	20% of Total AIC (All NEOs)	Target	Adjusted EBITDA of no less than $9.5 million (excluding AIC and discretionary bonus payouts)	100%	Adjusted EBITDA = $3.04 million (32% of target for this metric)	6.4%
Improvement of Same Store Sales (“SSS”) (2 years)	20% (Doctor/Lain) 16% (Zupfer)	Maximum	SSS ≥+3% as compared to Budget	150%	0%	0%
		Target	SSS at Budget	100%
Capital Structure	20% (Doctor/Zupfer)	Threshold/Target	Create a capital structure plan and secure funding by August 31, 2022 or by the time Form 10-K is filed	100%	100% of target for this metric	20%
G&A Savings	20% (Zupfer) 12% (Doctor/Lain)	Maximum	Adjusted G&A expenses of no more than $73.9 million	200%	200% of threshold/target for this metric	40% (Zupfer) 24% (Doctor/Lain)
		Threshold/Target	Adjusted G&A expenses of no more than $78.9 million	100%
Liquidity	12% (Zupfer)	Threshold/Target	Achieve liquidity of $15 million	100%	100% of threshold/target for this metric	12%
Salon Closings	8% (Lain)	Maximum	Mitigate a specified number of franchise-owned salons closing during the year	100%	0%	0%
		Target	Mitigate approximately one-half a specified number of franchise-owned salons closing	50%
Launch Values Based Culture	8% (All NEOs)	Threshold/Target	Conduct quarterly appraisals of employee objectives, implement performance-based pay and execute other franchisee and employee communications and engagement initiatives	100%	75% of threshold/target for this metric	6%
Stand Up Analytics Team	4% (Zupfer)	Threshold/Target	Design and implement business analytics and performance analysis capabilities	100%	100% of threshold/target for this metric	4%
[1]	Weighting percentage is a percentage of the total AIC target.
[2]
If the measured amount achieved is between certain of the performance goals, the award multiplier will be determined through linear interpolation, with the exception of the Capital Structure goal. For the Company Performance Goal, Improvement of SSS (2 years) Goal, and Salon Closings Goal, a payout, calculated based on linear interpolation, was available for any level of achievement below target.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
The weighting percentages for each NEO above add up to less than 100% because some of the original metrics were abandoned or revised mid-year to align with the Company’s revised strategic focus. In particular, original goals related to Opensalon Pro became impracticable in light of the Company’s plan to sell the Opensalon Pro platform to Zenoti.
In setting the above AIC metrics for fiscal 2022, the Compensation Committee:
•
Defined adjusted EBITDA as forth on Appendix A, excluding AIC and discretionary bonus payouts. A reconciliation to GAAP net loss is included in the Company’s earnings release announcing results for the fiscal year ended June 30, 2022.

•	Defined achievement of Improvement of Same Store Sales (2 years) based upon an expectation that the Company must come within a blended rate of -9% of Same Store Sales from 2 years ago (“Budget”); and
•	Defined achievement of the Liquidity metric based upon the measurement of the gap between total liquidity and debt covenant requirements.
In addition to the payouts based on the level of achievement of the financial and operational metrics described above, in recognition of the Company’s strategic pivot during the year and other accomplishments, the Compensation Committee approved the following performance recognition payments following the end of the fiscal 2022 performance period:
•
Added five percentage points of weighting to Mr. Doctor’s AIC metric tied to Capital Structure to recognize his outstanding efforts working with investment banks toward a transaction to amend and extend the Company’s credit facility, resulting in an incremental $17,233.

•
Approved payments to Mr. Doctor and Mr. Lain in the amounts of $68,933 and $43,400, respectively, to recognize their efforts related to the sale of the Opensalon pro platform to Zenoti in a transaction that increased cash flows, reduced G&A, allowed the Company to exit the technology business, and provided franchisees with a top-of-the-line salon management product.

•
Approved payment to Mr. Lain in the amount of $43,400 in recognition of his outstanding efforts in building strong relationships with franchisees, which amount approximated 20% of the original metric tied to Operational Excellence.

Each executive received the respective payouts set forth in the tables above. In each case, the Compensation Committee’s determinations were subject to completion of the audit of the Company’s annual financial statements. Accordingly, the resulting fiscal 2022 total AIC payouts are listed in the table to the right for the executives who were eligible for such payments under the Short Term Plan. Upon Mr. Athayde’s resignation, he ceased to be eligible for a payout under the Short Term Plan. Most of the calculated portion of the AIC payout related to the achievement metrics set at the beginning of the fiscal year is reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. The additional performance recognition payments and are reported in the Summary Compensation Table under the “Bonus” column. In addition, a small portion of Ms. Zupfer’s AIC payout is reported under the “Bonus” column because the performance was substantially complete, such that the payout was not substantially uncertain, at the time the metric was set and communicated to Ms. Zupfer.
NEO	Calculated AIC %	Total AIC Payout ($)	Additional Performance Recognition Payments ($)	Total Payout ($)
Matthew Doctor	56.4	242,990	86,166	329,156
Kersten D. Zupfer	88.4	253,598	—	253,598
Jim B. Lain	36.4	98,735	86,800	185,535
SPMP and Matching RSU Grants in Fiscal 2022
In fiscal 2019, we adopted our Stock Purchase and Matching RSU Program (“SPMP”), under which our executives and other eligible employee participants are able to elect to contribute up to half of their earned annual bonus under the Short Term Plan, net of normalized tax withholding, to purchase shares of our common stock and the Company will provide a matching grant of
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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
RSUs with a value equal to up to 200% of their contribution to the plan (before deducting any related or normalized tax withholding). These RSUs are subject to a three-year vesting condition where the RSUs vest 20%, 20%, and 60% on the first, second, and third anniversaries of the grant date and participants are also required to hold their underlying purchased shares for the same period.
Beginning with fiscal 2019 earned bonuses, eligible executives could elect to contribute 25% of their earned bonus, net of normalized tax withholding, to purchase shares and receive a 100% match on their contribution (before deducting any related or normalized tax withholding); and eligible executives could elect to contribute 50% of their earned bonuses, net of normalized tax withholding, to share purchases and receive a 200% match on their contribution (before deducting any related or normalized tax withholding). Mr. Doctor, Ms. Zupfer, and Mr. Athayde participated in the SPMP during fiscal 2022, by each contributing 50% of their fiscal 2021 bonus payout to purchase shares and receive a matching grant of RSUs equal to 200% of their contribution.
Name	% of Fiscal 2021 Bonus Payout Contributed
Mathew Doctor	50
Kersten D. Zupfer	50
Felipe A. Athayde	50
In August 2022, the Compensation Committee determined to discontinue the SPMP beginning in fiscal 2023, and thus, executives will not have the opportunity to contribute a portion of their fiscal 2022 bonus payout.
Other Compensatory Decisions Applicable to Fiscal 2022
Compensation Arrangement with Mr. Doctor
On May 4, 2022, we extended an offer of employment to Mr. Doctor for the position of President and Chief Executive Officer of the Company. Before determining the final compensation arrangement to be offered, the Compensation Committee and the Board conferred with Pay Governance, reviewed CEO compensation levels and trends among the Company’s peer group and other similarly situated companies using SEC filings and publicly available data from relevant published survey sources, reviewed compensation levels for first-time CEOs, and considered other potential opportunities available in the market. Thereafter, Compensation Committee unanimously agreed upon the compensation package to be offered to Mr. Doctor. The terms of Mr. Doctor’s compensation arrangement, including his initial equity awards, are described in more detail below.
Other Outstanding Awards
From time to time, the Compensation Committee may also make equity grants in other circumstances, such as to recruit new executive talent, upon the promotion of an executive, and to retain key individuals. During the past three fiscal years, we made a significant number of changes to our executive team and granted these individuals equity awards as an inducement. The awards described below were granted prior to the most recently completed fiscal year and remained outstanding as of June 30, 2022 and are also reflected in the Outstanding Equity Awards table and Option Exercises and Stock Vested table below, as applicable.
•
In November 2021, the Compensation Committee granted equity awards to each of Mr. Doctor, Ms. Zupfer, and Mr. Lain, with such awards having the same terms as the other awards granted to NEOs in fiscal 2022, to align their level of equity incentives with their increased level of responsibility; and

•
In November 2019, the Compensation Committee granted an equity award to Ms. Zupfer, with such award having the same terms as the other awards granted to NEOs in fiscal 2021, to align her level of equity incentives with her increased level of responsibility.

In addition, Ms. Zupfer has outstanding equity awards that were granted prior to the adoption of our current executive pay plan in fiscal 2019.
PSUs with 2020-2022 Performance Period
In fiscal 2019, we granted to Ms. Zupfer PSUs that have a three-year performance period with performance accessed as of November 11, 2022. The fiscal 2019 PSUs performance measure was end-of-period share price, meaning the volume-weighted
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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
average closing price of the Company’s common stock across the 50 trading days that end November 11, 2022. For Ms. Zupfer, the end-of-period share price must equal or exceed $25.82. After conclusion of the performance period, the number of PSUs earned will vest immediately upon certification by the Compensation Committee.
Benefits
Consistent with our current compensation philosophy, we provide minimal benefits, and these benefits align with the market median and with current market practices. The benefits we provided to our NEOs in fiscal 2022 are summarized in the footnotes to the Summary Compensation Table in this Proxy Statement or are otherwise reported in the accompanying tables, including footnotes. Current benefits for our NEOs include core benefits available to all full-time employees (e.g., coverage for medical, dental, prescription drugs, basic life insurance, and long-term disability coverage).
Key Compensatory Decisions Applicable to Fiscal 2023
Subsequent to fiscal 2022, the Compensation Committee engaged in its annual review of executive compensation for purposes of considering compensation for fiscal 2023. Key changes to the compensation program for fiscal 2023 include:
•
Certification of ReFi Bonus—In connection with Mr. Doctor’s appointment as President and Chief Executive Officer of the Company, the Compensation Committee approved a bonus of $600,000 to be payable in fiscal 2023, the payout of which was contingent upon the occurrence of either a refinancing of the Company’s current bank loan with a third party or obtaining a minimum extension of 24 months with the current bank. In August 2022, the Company closed on a transaction that provided for an amendment of the Company’s existing credit agreement and an extension of the maturity for more than 24 months.

•
ReFi Recognition Bonus—The Compensation Committee approved discretionary bonuses in the amount of $100,000 to be paid to each of Mr. Doctor and Ms. Zupfer in fiscal 2023 due to their outstanding contributions toward closing on transaction to amend and extend the Company’s credit agreement in August 2022.

•	Discontinuation of the SPMP—The Compensation Committee discontinued the SPMP, as described above.
•
Adoption of Fiscal 2023 Long Term Incentive Plan Program—The Compensation Committee approved a new long-term equity incentive program for fiscal 2023. As discussed above, during fiscal 2022, we experienced significant changes in our leadership team. To align the reconstituted leadership team under our new President and Chief Executive Officer, and to provide equity compensation following the discontinuation of the SPMP, the Compensation Committee determined it was appropriate to award long term equity incentive awards for the executive officers for fiscal 2023. These awards were delivered half in the form of stock options and half in the form of cash-settled stock appreciation rights, compensating leaders only to the extent our shareholders benefit through stock price appreciation. The awards will vest on the first three annual anniversaries of the date of grant in equal increments of 33% of the shares. Consistent with past practice, the Compensation Committee expects these awards to provide the desired alignment of the leadership team with shareholders’ interests.

•
Adoption of the Amended and Restated Senior Executive Severance Policy—The Compensation Committee approved an Amended and Restated Senior Executive Severance Policy, effective beginning in fiscal 2023, which reduces the bonus component of the severance payout for participants who experience a qualifying termination within the first nine months of a fiscal year.

These changes described above will be discussed in more detail and reflected in the compensation tables in next year’s proxy statement.
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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Governance Policies and Additional
Compensation-Related Items
We believe in holding ourselves to a high standard of ethics, transparency, and accountability. Accordingly, we have adopted corporate governance practices and policies that, in many cases, go beyond SEC and NYSE requirements to reflect emerging best practices.
Compensation Practice	Regis Policy
Independent Compensation Committee	Our Compensation Committee is composed solely of directors who are independent under the standards of the SEC and the NYSE, including the higher standards applicable to Compensation Committee members.
Clawback Policy	Our “clawback” policy permits us to recover certain equity as well as cash incentive payments from executive officers whose misconduct or negligence resulted in a significant financial restatement.
Limited Severance Benefits and Perks	We have benchmarked and implemented market severance terms (generally, base salary plus bonus, or two times base plus bonus after a change in control), while retaining our “double trigger” structure.
No Tax Gross-Ups	We do not provide tax gross-ups on perquisites or “golden parachute” payments.
Frozen Supplemental Retirement Benefit Plan	We froze the benefits under our supplemental retirement benefit plan as of June 30, 2012, as well as certain executive life insurance benefits.
Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our executives, discussed in more detail below.
Hedging Restrictions/ Prohibitions
Our Statement of Policy on Insider Trading prohibits our directors, officers, other employees, and designees of the foregoing from purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock, including shares held directly or indirectly (however, our policy does not prohibit general portfolio diversification transactions).

Pledging Restrictions/ Prohibitions
Our Statement of Policy on Insider Trading prohibits our employees, officers, and directors from holding our stock in a margin account or pledging it as collateral for a loan, except in the limited circumstance that an individual has demonstrated financial capacity to repay the loan without resort to the pledged securities and obtains approval from our General Counsel.

Independent Compensation Consultant	Pay Governance LLC has advised our independent Compensation Committee since fiscal 2018.
Risk Assessment	We consider risk in our compensation programs and periodically conduct a risk assessment, which is led by our independent compensation consultant.
Annual Say-on-Pay Vote	Every year, we offer our shareholders the opportunity to cast an advisory vote on our executive compensation.
No Repricing or Exchange of Underwater Options/SARs	Our plan prohibits the repricing or exchange of underwater stock options and stock appreciation rights without shareholder approval.
Stock Ownership by Our Continuing Named Executive Officers
The Board believes that each of our executives who has reached the level of Senior Vice President or above should be a shareholder and should have a significant financial stake in the Company. Accordingly, the Compensation Committee adopted stock ownership requirements, which are reflected in our Corporate Governance Guidelines, requiring each executive to hold our common stock having a fair market value equal to a multiple of their base salary, as set forth below:
•	Chief Executive Officer—3x annual base salary
•	Executive Vice President—2x annual base salary
•	Senior Vice President—1x annual base salary
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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
The current stock ownership requirements were established in April 2013. All shares beneficially owned by an executive are included in the calculation, except that shares subject to performance-based vesting conditions, shares subject to unexercised stock options, and SARs are not included. For purposes of the stock ownership calculation, shares are valued at the greater of (i) the average closing price of one share of the Company’s common stock during the most recent fiscal year and (ii) the closing price on the last day of the most recent fiscal year.
In addition, our Corporate Governance Guidelines require executives to retain at least 75% of the shares they received from equity compensation awards, net of shares withheld or tendered to satisfy withholding taxes, until the stock ownership requirement is satisfied. Accordingly, Mr. Doctor, Ms. Zupfer, and Mr. Lain remain subject to this holding requirement.
The Nominating and Corporate Governance Committee is responsible for measuring and monitoring compliance with these guidelines.
Name	Stock Ownership Guideline	Current Ownership Level[1]
Matthew Doctor	3x	0.4x
Kersten D. Zupfer	2x	1.2x
Jim B. Lain	2x	0.5x
1	As of the end of fiscal 2022.
Employment Agreements and Post-Employment Compensation
We are parties to certain compensatory arrangements with our NEOs, as described below under the “Summary of Executive Agreements” section of this Proxy Statement. The purpose of these arrangements is to reflect the compensatory terms agreed to in connection with attracting talented executives to our Company.
All of our NEOs are eligible for certain compensation and other benefits if his or her employment terminates due to certain articulated reasons (including in connection with a change in control). Receipt of these benefits generally requires the executive to comply with certain post-termination covenants and execute a release of claims in favor of the Company. The Compensation Committee and the Board recognize the importance of avoiding the distraction and loss of key management personnel that may occur in connection with certain leadership transitions, as well as any rumored or actual change in control of the Company. Accordingly, the Compensation Committee and the Board have structured the terms for severance to incentivize the executives to remain employed by the Company during any transition or while a transaction is under consideration or pending, and to not favor one transaction structure over another merely because of the impact on his or her compensation.
Deductibility of Executive Compensation
I.R.S. Code Section 162(m) precludes the Company from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees” (which as of fiscal 2022, includes the President and Chief Executive Officer, Chief Financial Officer, our three other most highly compensated executives, and certain former employees identified as a covered employee in fiscal 2018 or any subsequent year).
The Compensation Committee continues to believe that a significant portion of our executives’ compensation should be tied to the Company’s performance and that shareholder interests are best served if the Company’s discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expenses to the Company. The Compensation Committee’s ability to continue to provide a competitive compensation package to attract, motivate, and retain the Company’s most senior executives is considered critical to the Company’s success and to advancing the interests of its shareholders.
Regulatory Considerations
The Compensation Committee considered (i) the accounting treatment of various types of equity-based compensation under Accounting Standards Codification (“ASC”) Topic 718 and (ii) the non-deductibility of excess parachute tax payments under Code Section 280G (and the related excise tax imposed on covered employees under Code Section 4999) in its design of executive compensation programs. In addition, the Compensation Committee considered other tax and accounting provisions in developing the compensation programs for our NEOs. These considerations included the special rules applicable to non-qualified deferred compensation arrangements under Code Section 409A, as well as the overall income tax rules applicable to various forms of compensation. While the Compensation Committee strove to compensate our NEOs in a manner that produced favorable tax and accounting treatment, its main objective was to develop fair and equitable compensation arrangements that appropriately motivate, reward, and retain those executives.
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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the management of the Company. Based on its review and related discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Mark S. Light
Michael J. Mansbach
Michael J. Merriman
M. Ann Rhoades, Chair
Members of the Compensation Committee
2022 PROXY STATEMENT | 31

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table shows each individual who served as our principal executive officer in fiscal 2022 and the two other most highly compensated executive officers in fiscal 2022 who were still serving as such on June 30, 2022 (together, referred to as the “Named Executive Officers” or “NEOs”), along with information concerning compensation earned for services in all capacities during each of the fiscal years ended June 30, 2022 and 2021.
Name and Principal Position	Fiscal Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation[5] ($)	All Other Compensation[6] ($)	Total ($)
Matthew Doctor President and Chief Executive Officer[7]	2022	462,981	86,166	127,909	1,022,500	242,990	1,375	1,943,921
Kersten D. Zupfer Executive Vice President and Chief Financial Officer	2022	457,000	11,475	228,224	348,750	242,123	283	1,287,855
	2021	457,000	—	300,721	—	228,225	270	986,216
Jim B. Lain Executive Vice President and Chief Operating Officer[8]	2022	389,519	86,800	—	310,000	98,735	15,084	900,138
Felipe A. Athayde Former President and Chief Executive Officer[9]	2022	503,910	—	587,342	—	—	27,768	1,119,020
	2021	520,064	2,500,000	2,500,000	4,218,453	587,344	169,118	10,494,979
1
As to Ms. Zupfer, this value includes amounts provided in the form of a modest perquisite allowance of approximately $32,000, which primarily covers an automobile allowance. The entire allowance is paid to Ms. Zupfer regardless of whether she spends the entire amount on automobile expenses and, therefore, is reported as base salary; however, the allowance amount is not included as base salary for purposes of determining other compensation and benefits amounts.

2
The amounts for fiscal 2022 represent discretionary bonus payments made in connection with the fiscal 2022 AIC program as described above under “Short Term Incentive Decisions for Fiscal 2022” in the CD&A section of this Proxy Statement. The amount for fiscal 2021 for Mr. Athayde represents a sign-on payment in connection with the commencement of his employment.

3
Values expressed represent the aggregate grant date fair value of stock or option awards granted in each fiscal year, as computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date for RSUs and PSUs with performance metrics other than market conditions, the Monte Carlo model for PSUs with market conditions and the Black-Scholes model for SARs. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 for a description of the assumptions used in calculating these amounts.

The grant date fair values for stock awards for the fiscal year ended June 30, 2022 include:
•	Matching RSUs that were granted in November 2021: Mr. Doctor—$127,909; and Ms. Zupfer—$228,224.
•	Matching RSUs that were granted in November 2021 to Mr. Athayde—$587,342, which were forfeited in connection with his departure.
The grant date fair values for stock awards for the fiscal year ended June 30, 2021 include:
•	RSUs to acquire 358,680 shares that were granted to Mr. Athayde, which vested on the first anniversary of Mr. Athayde’s commencement of employment.
•	Matching RSUs that were granted in December 2020 to Ms. Zupfer—$234,056.
•	RSUs to acquire 6,307 shares that were granted in February 2021 as an incentive related to leadership retention to Ms. Zupfer—$66,665.
4	The grant date fair values for option awards for the fiscal year ended June 30, 2022 include:
•
Stock options to acquire 875,000 shares that were granted in May 2022 to Mr. Doctor, which will vest on the first three annual anniversaries of the date of grant in increments of 20%, 20%, and 60% of the shares, respectively.

•
Stock options to acquire 112,500 shares that were granted in November 2021 to Mr. Doctor and Ms. Zupfer, which will vest on the first three annual anniversaries of the date of grant in increments of 20%, 20%, and 60% of the shares, respectively.

•
Stock options to acquire 100,000 shares that were granted in November 2021 to Mr. Lain, which will vest on the first three annual anniversaries of the date of grant in increments of 20%, 20%, and 60% of the shares, respectively.

The grant date fair values for option awards for the fiscal year ended June 30, 2021 include:
•
For Mr. Athayde, the value expressed represents (a) 1,100,000 options to purchase shares of the Company’s common stock, which were eligible to vest, as to the service requirement, on the fourth anniversary of the commencement of Mr. Athayde’s employment with the Company, subject to achievement, prior to the fifth anniversary of the commencement of his employment, of a volume-weighted average closing price per share of the Company equal to or in excess of 150% of the closing price per share on the trading day immediately prior to the date of the announcement of Mr. Athayde’s employment with the Company; and (b) 358,680 options to purchase shares of the Company’s common stock, which were eligible to vest on the fourth anniversary of the commencement of his employment.

5
Amounts for fiscal 2022 represent amounts earned pursuant to AIC awards under the Short Term Plan as described more fully under the heading “Short Term Incentive Awards for Fiscal 2021” in the CD&A section of this Proxy Statement.

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EXECUTIVE COMPENSATION TABLES
6	The following table sets forth All Other Compensation amounts by type:
Name	Company Match and Profit- Sharing Contribution[a] ($)	Total All Other Compensation[b] ($)
Matthew Doctor	—	1,375
Kersten D. Zupfer	—	283
Jim B. Lain	—	15,084
Felipe A. Athayde	17,969	27,768
a
The Company matches the NEOs’ contributions into its retirement savings plans up to $25,000 per calendar year. Amounts greater than $25,000 are due to the difference between calendar and fiscal year compensation.

b
Total All Other Compensation includes the following perquisites, which primarily relate to medical benefits, including the reimbursement of co-pay and other out-of-pocket expenses: Mr. Lain—$14,262; and Mr. Athayde—$8,797.

7	Mr. Doctor first became an NEO in fiscal 2022 and was appointed to the position of President and Chief Executive Officer on May 5, 2022.
8	Mr. Lain became an NEO in fiscal 2022.
9	Mr. Athayde’s employment with the Company commenced on October 5, 2020 and ended on March 19, 2022.
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EXECUTIVE COMPENSATION TABLES
Grants of Plan-Based Awards in 2022
The following table sets forth certain information concerning plan-based awards granted to the NEOs during the fiscal year ended June 30, 2022.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Possible Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units[2] (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock & Option Awards[4] ($)
Name	Grant Date	Approval Date	Threshold[3] ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew Doctor[5]			—	430,833	525,616
	11/5/2021	[6]							46,344			127,909
	11/5/2021	9/14/2021								112,500[7]	2.76	174,375
	11/5/2021	9/14/2021								112,500[8]	2.76	174,375
	5/5/2022	4/25/2022								875,000[9]	1.26	673,750
Kersten D. Zupfer			—	286,875	367,200
	11/5/2021	[6]							82,690			228,224
	11/5/2021	9/14/2021								112,500[7]	2.76	174,375
	11/5/2021	9/14/2021								112,500[8]	2.76	174,375
Jim B. Lain			—	271,250	341,775
	11/5/2021	9/14/2021								100,000[7]	2.76	155,000
	11/5/2021	9/14/2021								100,000[8]	2.76	155,000
Felipe A. Athayde[10]			—	875,000[11]	1,575,000[11]
	11/5/2021	[6]							212,805[12]			587,342[12]
1
These amounts represent the threshold, target, and maximum non-equity incentive (“bonus”) amounts that could have been earned by our executives for fiscal 2022 under the Short Term Plan, as described under “Short Term Incentive Decisions for Fiscal 2022” in the CD&A section of this Proxy Statement. Based on fiscal 2022 results, bonus payments equal to the amounts described in “Short Term Incentive Decisions for Fiscal 2022” in the CD&A section of this Proxy Statement were earned.

2
Annual grants for the fiscal year ended June 30, 2022 include matching RSUs that were granted in November 2021 to: Mr. Doctor—46,344; Ms. Zupfer—82,690; and Mr. Athayde—212,805. These awards are or were eligible to vest as to 20%, 20%, and 60% of the RSUs on the first, second, and third anniversaries of the grant date, subject to continued employment with the Company.

3
As described in “Short Term Incentive Decisions for Fiscal 2022” in the CD&A section of this Proxy Statement, certain components of the fiscal 2022 bonus provided for a payout, calculated based on linear interpolation, for any level of achievement below target, such that was no effective threshold payout amount.

4	Amounts are computed in accordance with FASB ASC Topic 718.
5
Mr. Doctor’s base salary increased during fiscal 2022. In addition, Mr. Doctor’s Target AIC Percentage was 70% until December 23, 2021, to align with his increased level of responsibilities associated with becoming the Interim Chief Executive Officer of the Company, and then increased to 125% on May 5, 2022 to align with his increased level of responsibilities associated with becoming the President and Chief Executive Officer of the Company. Mr. Doctor’s Target AIC reflects the blended rate of base salaries and Target AIC Percentages in effect for different portions of fiscal 2022.

6	Awards granted pursuant to terms of matching share program approved August 14, 2018.
7
Represents awards of stock options to purchase shares of the Company’s common stock, granted in November 2021, as an incentive related to leadership retention, which are eligible to vest on the first three annual anniversaries of the date of grant in increments of 20%, 20%, and 60% of the shares, respectively.

8
Represents awards of cash-settled appreciation rights, granted in November 2021, as an incentive related to leadership retention, which are eligible to vest on the first three annual anniversaries of the date of grant in increments of 20%, 20%, and 60% of the shares, respectively.

9
Represents 875,000 options to purchase shares of the Company’s common stock, granted in May 2022 in connection with Mr. Doctor’s appointment to the position, which are eligible to vest on the first three annual anniversaries of the date of grant in increments of 20%, 20%, and 60% of the shares, respectively.

10	Following his resignation from the Company, Mr. Athayde forfeited his right to receive his annual bonus for fiscal 2022.
11	Represents the annual bonus opportunities set forth in Mr. Athayde’s offer letter, of 125% and 225% of base salary respectively, which are based on a base salary of $700,000.
12	Represents stock options that were forfeited by Mr. Athayde in connection with his resignation from the Company effective as of March 19, 2022.
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EXECUTIVE COMPENSATION TABLES
Summary of Terms of Equity Awards
The terms of the equity awards granted as part of the current long-term incentives are summarized below:
•
Stock Options—Stock options were granted to Mr. Doctor, Ms. Zupfer, and Mr. Lain during fiscal 2022 as an incentive related to leadership retention. The stock options are eligible to vest on the first three annual anniversaries of the date of grant in increments of 20%, 20%, and 60% of the shares, respectively.

In the event of a termination of employment, unvested stock options are generally forfeited; provided, however:
•
If a participant’s employment is terminated (i) due to death or disability, (ii) due to retirement, (iii) by the Company without Cause (as defined in the 2016 Long Term Plan (the “2016 Plan”) or the 2018 Long Term Plan (the “2018 Plan”), as applicable), or (iv) by the Company without Cause or by the participant for Good Reason (as defined in the award agreement), in either case within 12 months following a Change in Control (as defined in the 2018 Plan), then a pro-rated amount of the stock options will vest.

Under the award agreement, “Good Reason” is defined as the occurrence, without the express written consent of the participant, of any of the following: (i) any material diminution in the nature of the participant’s authority, duties, or responsibilities; (ii) any reduction by the Company in the participant’s base salary then in effect or target bonus percentage (other than any reduction mutually agreed upon by the Company and the participant), other than an across-the-board reduction of not more than 10% that applies to all other executives who report to the Chief Executive Officer of the Company; or (iii) following a Change in Control, failure by the Company to continue in effect (without substitution of a substantially equivalent plan or a plan of substantially equivalent value) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan or other benefit plan or arrangement in which the employee is then participating; provided that, the participant notifies the Company within 90 days of the occurrence of the condition and the Company fails to remedy such condition within 30 days of receiving such notice (the “Cure Period”) and the participant delivers to the Company’s General Counsel written notice of resignation within 30 days following the end of the Cure Period, designating an employment termination date no later than 120 days following the end of the Cure Period.
•
Matching Share Program (“SPMP”) – Restricted Stock Units (“RSUs”)—Matching RSUs granted during fiscal 2022 (including with respect to participation in the SPMP with bonuses paid with respect to fiscal 2021 performance) vest as to 20%, 20%, and 60% of the shares on the first, second, and third anniversaries of the date of grant, respectively, subject to continued service and participants are required to hold their underlying purchased shares for the same three-year period to avoid a reduction in the number of unvested RSUs.

•
If a participant’s employment is terminated (i) without Cause (as defined in the 2018 Plan) or for Good Reason (as defined in award agreement), in each case, within 12 months following a Change in Control (as defined in the 2018 Plan), (ii) due to death or disability, or (iii) due to the participant’s retirement or termination without Cause by the Company, then a pro-rated amount of the RSUs scheduled to vest on the next scheduled vesting date and shall be calculated based on (a) the number of days the participant was employed as a percentage of (b) the total number of days, in each case between the most recently completed and the next scheduled vesting date.

Matching RSUs granted as part of our SPMP during fiscal year 2021 are subject to a five-year continued service and cliff vesting conditions and participants are also required to hold their underlying purchased shares for the same five-year period to avoid a reduction in the number of unvested RSUs. The matching RSUs earn dividend equivalents but have no voting rights. If a participant’s employment is terminated (i) without Cause or for Good Reason, in each case within 12 months following a Change in Control or (ii) due to death or disability, if the termination occurs (a) prior to the third anniversary of the grant date, a pro-rated amount of the matching RSUs will vest or (b) on or after the third anniversary of the grant date, 100% of the matching RSUs will vest.
•
If a participant’s employment is terminated on or after the second anniversary of the grant date due to (i) the participant’s retirement (which is defined to mean termination at age 62 or after age 55 with 15 years or more of continuous service) or (ii) termination without Cause by the Company, then a pro-rated amount of the matching RSUs will vest.

Under the award agreement, “Good Reason” is defined as the occurrence, without the express written consent of the participant, of any of the following: (i) any material diminution in the nature of the participant’s authority, duties, or responsibilities; (ii) any reduction by the Company in the participant’s base salary then in effect or target bonus percentage (other than any reduction mutually agreed upon by the Company and the participant), other than an across-the-board reduction of not more than 10% that applies to all other executives who report to the Chief Executive Officer of the Company; or
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EXECUTIVE COMPENSATION TABLES
(iii) following a Change in Control, failure by the Company to continue in effect (without substitution of a substantially equivalent plan or a plan of substantially equivalent value) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan or other benefit plan or arrangement in which the participant is then participating; provided that, the participant notifies the Company within 90 days of the occurrence of the condition and the Company fails to remedy such condition within 30 days of receiving such notice (the “Cure Period”) and the participant delivers to the Company’s General Counsel written notice of resignation within 30 days following the end of the Cure Period, designating an employment termination date no later than 120 days following the end of the Cure Period.
•
Restricted Stock Units (“RSUs”)—RSUs were granted to Ms. Zupfer in fiscal 2021 as an incentive related to leadership retention, which vested on the first anniversary of the grant date. RSUs were granted to Mr. Doctor in fiscal 2021, which vest half on first anniversary of the grant date and half on the third anniversary of the grant date, subject to Mr. Doctor remaining employed by the Company. The RSUs earn dividend equivalents but have no voting rights. The RSUs are also subject to the Company’s clawback policy.

•
In the event of a termination of employment, unvested RSUs are generally forfeited; provided, however, under the 2018 Long Term Plan, In the event of a termination of employment, unvested RSUs are generally forfeited; provided, however: if a participant’s employment is terminated (i) without Cause (as defined in the 2018 Plan) or (ii) for Good Reason (as defined in the award agreement), in each case within 12 months following a Change in Control (as defined in the 2018 Plan) or (iii) due to death or disability, then a pro-rated amount of the RSUs will vest.

Under the award agreement, “Good Reason” is defined as the occurrence, without the express written consent of the participant, of any of the following: (i) any material diminution in the nature of the participant’s authority, duties, or responsibilities; (ii) any reduction by the Company in the participant’s base salary then in effect or target bonus percentage (other than any reduction mutually agreed upon by the Company and the participant), other than an across-the-board reduction of not more than 10% that applies to all other executives who report to the Chief Executive Officer of the Company; or (iii) following a Change in Control, failure by the Company to continue in effect (without substitution of a substantially equivalent plan or a plan of substantially equivalent value) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan or other benefit plan or arrangement in which the participant is then participating; provided that, the participant notifies the Company within 90 days of the occurrence of the condition and the Company fails to remedy such condition within 30 days of receiving such notice (the “Cure Period”) and the participant delivers to the Company’s General Counsel written notice of resignation within 30 days following the end of the Cure Period, designating an employment termination date no later than 120 days following the end of the Cure Period.
•
Performance Stock Units—PSUs are grants of restricted stock units that are earned based on the achievement of an end-of-period stock price performance goal(s) established by the Compensation Committee. Ms. Zupfer received an incremental PSU in fiscal 2020 in connection with her promotion. The PSUs have a three-year performance period with performance assessed as of November 12, 2022 and will vest on the fifth anniversary of the grant date if Ms. Zupfer is still employed by the Company and the performance goal has been achieved. The PSUs earn dividend equivalents but have no voting rights. The PSUs are also subject to the Company’s clawback policy.

In the event of a termination of employment, unvested PSUs are generally forfeited; provided, however:
•
If Ms. Zupfer’s employment is terminated (i) without Cause (as defined in the 2018 Plan) or for Good Reason (as defined in the award agreement), in each case within 12 months following a Change in Control (as defined in the 2018 Plan), (ii) due to death or disability, or (iii) without Cause by the Company after the one-year anniversary of the grant date and the Board does not intend to fill Ms. Zupfer’s position at the Company with another person, then if the termination occurs (a) prior to the end of the performance period a pro-rated amount of the PSUs will vest or (b) on or after the end of the performance period but prior to the fifth anniversary of the grant date and the performance goal is achieved, 100% of the PSUs will vest.

•
If the performance goal is achieved and Ms. Zupfer’s employment is terminated on or after the third anniversary of the grant date due to (i) Ms. Zupfer’s retirement (which is defined to mean termination at age 62 or after age 55 with 15 years or more of continuous service), or (ii) termination without Cause by the Company then, if the termination occurs (a) on or after the third anniversary of the grant date but before the fourth anniversary of the grant date, 60% of the PSUs will vest and (b) on or after the fourth anniversary of the grant date but before the fifth anniversary of the grant date, 80% of the PSUs will vest.

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EXECUTIVE COMPENSATION TABLES
•
If Ms. Zupfer’s employment is terminated without Cause by the Company or for Good Reason both (i) after the one-year anniversary of the grant date and (ii) following the appointment of a successor or interim successor to the Company’s former President and Chief Executive Officer, Mr. Hugh Sawyer, then a greater than pro rata portion of the PSUs will vest in accordance with the formula set forth in the award agreement.

Under the award agreement, “Good Reason” is defined as the occurrence, without the express written consent of Ms. Zupfer, of any of the following: (i) any material diminution in the nature of Ms. Zupfer’s authority, duties, or responsibilities; (ii) any reduction by the Company in Ms. Zupfer’s base salary then in effect or target bonus percentage (other than any reduction mutually agreed upon by the Company and the Ms. Zupfer), other than an across-the-board reduction of not more than 10% that applies to all other executives who report to the Chief Executive Officer of the Company; or (iii) following a Change in Control, failure by the Company to continue in effect (without substitution of a substantially equivalent plan or a plan of substantially equivalent value) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan or other benefit plan or arrangement in which Ms. Zupfer is then participating; provided that, Ms. Zupfer notifies the Company within 90 days of the occurrence of the condition and the Company fails to remedy such condition within 30 days of receiving such notice (the “Cure Period”) and Ms. Zupfer delivers to the Company’s General Counsel written notice of resignation within 30 days following the end of the Cure Period, designating an employment termination date no later than 120 days following the end of the Cure Period.
•
Sign-On Equity Awards for Mr. Athayde—In connection with his hire as the President and Chief Executive Officer of the Company in October 2021, Mr. Athayde received grants of RSUs and stock options as follows, which were subject to the 2018 Plan:

○
Performance-based stock options to purchase 1,100,000 shares are subject to both a service-based and a performance-based vesting condition. The service-based vesting condition will be satisfied on the fourth anniversary of the commencement of Mr. Athayde’s employment, subject to continued employment, and the performance-based vesting condition will be satisfied on the date the volume-weighted average closing price per share equals or exceeds 150% of the closing price per share on the trading day immediately preceding the announcement of Mr. Athayde’s employment with the Company, subject to continued employment on such date and provided that such date occurs prior to the fifth anniversary of the commencement of Mr. Athayde’s employment. If, after the fourth anniversary, Mr. Athayde’s employment is terminated by the Company without Cause (as defined in the letter agreement), he resigns for Good Reason (as defined in the letter agreement), or his employment is terminated as a result of death or disability, and the performance-based vesting condition has not been satisfied prior to such termination, the performance-based options shall remain outstanding and eligible to satisfy the performance-based vesting condition until the fifth anniversary date. If Mr. Athayde’s employment is terminated as a result of death or disability following the first anniversary of the commencement of his employment, a pro-rated portion of the performance-based options, based on the number of days he was employed by the Company during the four-year service-vesting period, shall either (i) vest as of the date of such termination if the performance-based vesting condition was satisfied prior to the date of such termination or (ii) remain outstanding and eligible to satisfy the performance-based vesting condition for one year following the date of such termination.

○
Mr. Athayde also received certain “matching” stock options equal to the number of shares subject to the RSU, which is 358,680 shares, which vest on the fourth anniversary of the commencement of Mr. Athayde’s employment, subject to continued employment. If prior to such fourth anniversary, Mr. Athayde sells or transfers any of the shares acquired in connection with the settlement of the sign-on RSUs (other than in connection with the net settlement of the sign-on RSUs), a corresponding number of matching options will be forfeited. If Mr. Athayde’s employment terminates for any reason other than by the Company for Cause following the second anniversary of the commencement of Mr. Athayde’s employment and prior to the fourth anniversary, a pro-rated number of matching options outstanding as of the date of such termination (after taking into account any matching options that have been forfeited) shall vest as of the date of such termination, based on the number of days employed by the Company during the vesting period.

○
Under the terms of Mr. Athayde’s letter agreement, “Cause” is defined as Mr. Athayde’s indictment for, conviction of, or a plea of guilty or no contest to, any indictable criminal offence or any other criminal offence involving fraud, misappropriation or moral turpitude, (ii) Mr. Athayde’s continued failure (after specific written notice of any such failure) to perform his material duties under the letter agreement or to following the lawful direction of the Board (for any reason other than illness or physical or mental incapacity) or Mr. Athayde’s material breach of fiduciary duty, (iii) Mr. Athayde’s theft, fraud, or material dishonesty with regard to the Company or any of its affiliates or in connection with his duties, (iv) Mr. Athayde’s material violation of the Company’s code of conduct or similar written policies, including, without limitation, the Company’s sexual harassment policy and which is not cured (if curable) within 30 days after written notice thereby by the Board to him, (v) Mr. Athayde’s willful misconduct unrelated to the Company or any of its affiliates having,

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EXECUTIVE COMPENSATION TABLES
or likely to have, a material negative impact on the Company or any of its affiliates (economic or reputational), (vi) an act of gross negligence or willful misconduct by Mr. Athayde that relates to the affairs of the Company or any of its affiliates, or (vii) material breach by Mr. Athayde of any provisions of the letter agreement which is not cured (if curable) within 30 days after written notice thereby by the Board to him. “Good Reason” is defined as the occurrence of any of the following, without Mr. Athayde’s express written consent: (a) any material diminution of Mr. Athayde’s authority, duties or responsibilities; and (b) a material reduction by the Company of Mr. Athayde’s base salary or target annual bonus percentage (other than (1) an across the board reduction of not more than 10% that applies to all other executives of the Company or (2) any temporary reduction of no more than 25% in response to the COVID-19 pandemic or other extraordinary event of similar market consequence that does not last longer than 12 months); provided, that no event described in clause (a) or (b) shall constitute Good Reason unless (i) Mr. Athayde has given the Company written notice of his resignation, setting forth the conduct of the Company that is alleged to constitute Good Reason, within 60 days following the occurrence of such event, and (ii) Mr. Athayde has provided the Company at least 60 days following the date on which such notice is provided to cure such conduct and the Company has failed to do so.
In connection with Mr. Athayde’s resignation, he forfeited the stock options that were granted to him.
•	The 2016 Plan Definitions—The 2016 Plan provides the following definitions:
•
“Cause” means (a) a felony conviction under any federal or state statute that is materially detrimental to the financial interests of the Company or (b) willful non-performance by the employee of his or her material employment duties other than by reason of his or her physical or mental incapacity after reasonable written notice to the employee and reasonable opportunity (not less than 30 days) to cease such non-performance; or (2) the employee willfully engaging in fraud or gross misconduct that is materially detrimental to the financial interests of the Company.

•	“Change in Control” means the first to occur of any of the following events:
○
any person is or has become the beneficial owner of 20% or more of either (a) the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), except for an acquisition by an entity resulting from a Business Combination (as defined below), provided that, a Change in Control shall not occur if a person becomes the beneficial owner of 20% or more of the Outstanding Common Stock or Outstanding Voting Securities solely as the result of a change in the aggregate number of shares of Outstanding Common Stock or Outstanding Voting Securities since the last date on which such person acquired beneficial ownership of any shares of common stock or voting securities (provided, however, that if a person becomes the beneficial owner of 20% or more of the Outstanding Common Stock or Outstanding Voting Securities by reason of such change in the aggregate number of shares of Outstanding Common Stock or Outstanding Voting Securities and thereafter becomes the beneficial owner of any additional shares of common stock or voting securities (other than pursuant to a dividend or distribution paid or made by the Company on the Outstanding Common Stock or Outstanding Voting Securities or pursuant to a split or subdivision of the Outstanding Common Stock or Outstanding Voting Securities), then a Change in Control shall occur unless upon becoming the beneficial owner of such additional shares of common stock or voting securities such person does not beneficially own more than 20% of the Outstanding Common Stock or Outstanding Voting Securities);

○
consummation of (a) a merger or consolidation of the Company with or into another entity, (b) a statutory share exchange, or (c) the acquisition by any person of all or substantially all of the assets of the Company (each, a “Business Combination”), unless immediately following such Business Combination, (i) all or substantially all of the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s voting stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s voting stock immediately prior to such Business Combination and (ii) no person (as defined above) beneficially owns, directly or indirectly, 20% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity), or

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EXECUTIVE COMPENSATION TABLES
•
individuals who constitute the Board on the effective date (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board shall be, for purposes of this 2016 Plan, considered as though such person were a member of the Incumbent Board;

provided, however, that for any payment with respect to any award under the 2016 Plan that is subject to Section 409A of the Code, the Change in Control must also be a change in control event under Treasury Regulations Section 1.409A-3(i)(5).
•	The 2018 Plan Definitions—The 2018 Plan provides the following definitions:
•
“Cause” means (a) a felony conviction under any federal or state statute that is materially detrimental to the financial interests of the Company, or willful non-performance by the employee of his or her material employment duties other than by reason of his or her physical or mental incapacity after reasonable written notice to the employee and reasonable opportunity (not less than 30 days) to cease such non-performance; or (b) the employee willfully engaging in fraud or gross misconduct that is materially detrimental to the financial interests of the Company.

•	“Change in Control” means the first to occur of any of the following events:
○
any person is or becomes the beneficial owner of 49% or more of either (a) the Outstanding Common Stock or (b) the Outstanding Voting Securities, except for an acquisition by an entity resulting from a Business Combination; provided that, a Change in Control shall not occur if a person becomes the beneficial owner of 49% or more of the Outstanding Common Stock or Outstanding Voting Securities solely as the result of a change in the aggregate number of shares of Outstanding Common Stock or Outstanding Voting Securities since the last date on which such person acquired beneficial ownership of any shares of common stock or voting securities (provided further, however, that if a person becomes the beneficial owner of 49% or more of the Outstanding Common Stock or Outstanding Voting Securities by reason of such change in the aggregate number of shares of Outstanding Common Stock or Outstanding Voting Securities and thereafter becomes the beneficial owner of any additional shares of Common Stock or voting securities (other than pursuant to a dividend or distribution paid or made by the Company on the Outstanding Common Stock or Outstanding Voting Securities or pursuant to a split or subdivision of the Outstanding Common Stock or Outstanding Voting Securities), then a Change in Control shall occur unless upon becoming the beneficial owner of such additional shares of common stock or voting securities such person does not beneficially own more than 49% of the Outstanding Common Stock or Outstanding Voting Securities);

○
consummation of a Business Combination, unless immediately following such Business Combination, (i) all or substantially all of the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s voting stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s voting stock immediately prior to such Business Combination and (ii) no person beneficially owns, directly or indirectly, 49% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity); or

○
the Incumbent Board has ceased for any reason to constitute at least a majority thereof, provided that, any person becoming a director subsequent to the effective date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board shall be, for purposes of the 2018 Plan, considered as though such person were a member of the Incumbent Board;

provided, however, that for any payment with respect to any award under the 2018 Plan that is subject to Section 409A of the Code, the Change in Control must also be a change in control event under Treasury Regulations Section 1.409A-3(i)(5).
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EXECUTIVE COMPENSATION TABLES
•	“Good Reason” means the occurrence, without the express written consent of the employee, of any of the following:
•	any material diminution in the nature of the employee’s authority, duties, or responsibilities;
•
any reduction by the Company in the employee’s base salary then in effect or target bonus percentage, other than an across-the-board reduction of not more than 10% that applies to all other similarly situated employees of the Company; or

•
following a Change in Control, failure by the Company to continue in effect (without substitution of a substantially equivalent plan or a plan of substantially equivalent value) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan, or other benefit plan or arrangement in which the employee is then participating;

provided that, the employee notifies the Company within 90 days of the occurrence of such conduct and the Company fails to remedy such conduct within 30 days of receiving such notice (the “Cure period”) and the employee delivers written notice of resignation to the Company’s General Counsel within 30 days following the end of the Cure Period.
Outstanding Equity Awards at 2022 Fiscal Year-End
The following table sets forth certain information concerning outstanding equity awards held by the Named Executive Officers as of June 30, 2022. In connection with Mr. Athayde’s resignation, all of his outstanding equity awards forfeited.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested[1] ($)
Matthew Doctor	—	112,500	2.76	11/5/2031
	—	112,500	2.76	11/52031
	—	875,000	1.26	5/5/2032
					46,344[2]	50,052
					14,191[3]	15,326
Kersten D. Zupfer	—	112,500	2.76	11/5/2031
	—	112,500	2.76	11/5/2031
	11,396	—	10.84	8/31/2025
					82,690[2]	89,305
					25,276[4]	27,298
					7,564[5]	8,169
					1,763[6]	1,904
					832[7]	899
							22,694[8]	24,510
Jim B. Lain	—	100,000	2.76	11/5/2031
	—	100,000	2.76	11/5/2031
1	Value based on a share price of $1.08, which was the last reported sale price for a share of our common stock on the NYSE on June 30, 2022.
2	Award vests on the first three annual anniversaries of the date of grant, which was November 5, 2021, in increments of 20%, 20%, and 60% of the shares, respectively.
3	Award vests on the first two annual anniversaries of the date of grant, which was February 8, 2021, in increments of 50% of the shares, respectively.
4	Award cliff vests on the fifth anniversary of the date of grant, which was December 21, 2020.
5	Award cliff vests on the third anniversary of the date of grant, which was November 11, 2019.
6	Award cliff vests on the fifth anniversary of the date of grant, which was August 30, 2019.
7	Award cliff vests on the fifth anniversary of the date of grant, which was August 31, 2018.
8
Awards presented represent the target number of shares that may be earned during the performance period ending November 11, 2022 with respect to the PSUs granted on November 11, 2019. If the PSUs are earned, they will be subject to an additional two-year service-based vesting requirement, which will expire on November 11, 2024.

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EXECUTIVE COMPENSATION TABLES
2022 Option Exercises and Stock Vested
The following table sets forth certain information concerning stock vested during fiscal 2022 for the Named Executive Officers (no stock options or stock appreciation rights were exercised by NEOs in fiscal 2022):
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting[2](#)	Value Realized on Vesting[1]($)
Matthew Doctor	—	—	9,848	23,415
Kersten D. Zupfer	—	—	9,018	65,831
Jim B. Lain	—	—	5,164	29,953
Felipe A. Athayde	—	—	182,209	1,104,734
1	Value realized on vesting is the market value of our common stock on the vesting date multiplied by the number of shares acquired, before taxes.
2	The number of shares acquired on vesting of stock awards includes shares that were forfeited for withholding tax obligations. The number of shares forfeited for each NEO is reported below.
Name	Number of Shares Used to Pay Taxes on Vested Awards (#)
Matthew Doctor	4,343
Kersten D. Zupfer	7,515
Jim B. Lain	5,848
Felipe A. Athayde	175,471
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EXECUTIVE COMPENSATION TABLES
Summary of Executive Agreements
The following section addresses the key elements of the compensation arrangements with each of our NEOs, including the key terms of any letter agreements or employment agreements between the NEO and the Company. Mr. Lain does not have any an individual compensatory agreement with the Company.
Compensatory Arrangements with Mr. Doctor
On May 4, 2022, the Company entered into a letter agreement with Mr. Doctor in connection with his appointment as President and Chief Executive Officer, effective on May 5, 2022. Pursuant to the agreement, Mr. Doctor is entitled to receive (i) an annual base salary of $600,000, (ii) an annual target bonus opportunity equal to 125% of his annual base salary (up to a maximum payout of 225% of his annual base salary), and (iii) a “ReFi Bonus” of $600,000 (which was subject to the occurrence of either a refinancing of the Company’s current bank loan with a third party or obtaining a minimum extension of 24 months with the current bank). In August 2022, the Compensation Committee determined that Mr. Doctor was entitled to receive the ReFi Bonus based on the Company entering into an agreement to extend the maturity on its existing credit agreement for a period of at least 24 months.
In addition, the Compensation Committee approved equity awards to Mr. Doctor, which were comprised of 875,000 options to purchase shares of the Company’s common stock, granted under the Company’s 2018 Long Term Incentive Plan, which were eligible to vest on the first three annual anniversaries of the date of grant in increments of 20%, 20%, and 60% of the shares. All such stock options have a per share exercise price equal to the closing price per share of the Company’s common stock on the date of grant and a term of 10 years.
If Mr. Doctor’s employment is terminated either by the Company without Cause (excluding as a result of death or disability) or by Mr. Doctor for Good Reason, as defined in his letter agreement, Mr. Doctor will be eligible for severance benefits under the Company’s senior executive severance policy described below. In Mr. Doctor’s letter agreement, “Cause” is defined as: (i) indictment for, conviction of, or a plea of guilty or no contest to, any indictable criminal offence or any other criminal offence involving fraud, misappropriation, or moral turpitude; (ii) continued failure (after specific written notice of any such failure) to perform material duties under the agreement or to follow the lawful direction of the Board (for any reason other than illness or physical or mental incapacity) or a material breach of his fiduciary duties; (iii) theft, fraud, or material dishonesty with regard to the Company in connection with Mr. Doctor’s duties; (iv) material violation of the Company’s code of conduct or similar written policies, including the Company’s sexual harassment policy, that is not cured (if curable) within 30 days after written notice by the Board; (v) willful misconduct unrelated to the Company having or likely to have a material negative impact on the Company or its affiliates (economic or reputational); (vi) an act of gross negligence or willful misconduct that relates to the affairs of the Company or any of its affiliates; or (vii) material breach of the provisions of the letter agreement that is not cured (if curable) within 30 days after notice by the Board. “Good Reason” is defined as: (i) any material diminution of Mr. Doctor’s authority, duties, or responsibilities; or (ii) a material reduction by the Company of Mr. Doctor’s base salary or target annual bonus percentage (other than (a) an across-the-board reduction of not more than 10% that applies to all other executives of the Company or (b) any temporary reduction of no more than 25% in response to any pandemic or other extraordinary event of similar market consequence that does not last longer than 12 months); provided that, Mr. Doctor must give 60 days’ written notice of his resignation, setting forth the conduct of the Company that is alleged to constitute Good Reason, and provide to the Company an opportunity to cure the conduct and the Company fails to do so. Mr. Doctor also executed the Company’s non-compete, non-disclosure, non-solicitation, and non-hire agreement.
Compensatory Arrangements with Ms. Zupfer
On December 1, 2014, the Company entered into an employment agreement with Ms. Zupfer in connection with her employment with the Company. Pursuant to the agreement, Ms. Zupfer is entitled to (i) receive an annual base salary, the amount of which is reviewed annually by the Compensation Committee and subject to adjustment, (ii) receive an annual incentive award, which is set as a percentage of Ms. Zupfer’s then-current base salary for achievement of target performance, but the actual payout may be less than or greater than such amount for actual performance that is less than or greater than target, respectively, (iii) participate in the Company’s long-term equity incentive program on the same basis as the Company’s other executive officers, with the value of the awards being set annually by the Compensation Committee, and (iv) receive life insurance and health and welfare benefits offered to other full-time employees.
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EXECUTIVE COMPENSATION TABLES
Under the terms of Ms. Zupfer’s employment agreement, she is entitled to certain benefits upon her death or disability, termination without Cause or for Good Reason, or termination for Cause or without Good Reason, which are contingent upon Ms. Zupfer signing, and not rescinding, a release and complying with certain non-competition and non-solicitation covenants. In the event of Ms. Zupfer’s death or disability, she is entitled to her accrued compensation and obligations. In the event of Ms. Zupfer’s termination without Cause or resignation for Good Reason, she is entitled to all accrued compensation and obligations and an amount equal to one times her annual base salary plus a pro-rated portion of any bonus she would have earned for the year of termination (based on actual performance), plus 12 months of benefits continuation coverage. In Ms. Zupfer’s employment agreement, “Cause” is defined as acts during Ms. Zupfer’s employment resulting in a felony conviction that is materially detrimental to the financial interests of the Company; willful nonperformance by Ms. Zupfer of her material employment duties (other than by reason of physical or mental incapacity) after reasonable notice to Ms. Zupfer and reasonable opportunity (not less than 30 days) to cease such non-performance; or willful engagement in fraud or gross misconduct that is materially detrimental to the financial interests of the Company. “Good Reason” is defined as any of the following to occur during Ms. Zupfer’s employment with the Company: (i) any material diminution in the nature of her authority, duties, or responsibilities, or her removal from, or failure to be reelected to, her position (except in connection with a termination for Cause, permanent disability, or as a result of her Death or her resignation other than for Good Reason); (ii) a material reduction in her base salary (other than a reduction that is part of an across-the-board reduction of base salaries for all executives; provided that, the reduction is commensurate with the percentage reduction in base salaries for all other executives; (iii) the Company’s failure to continue (without substitution of a substantially equivalent plan) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan, or other benefit plan or arrangement in which Ms. Zupfer is participating; (iv) the Company’s material breach of the employment agreement; (v) the requirement that Ms. Zupfer’s principal place of employment be relocated by more than 30 miles from the Company’s current address; or (vi) the Company’s failure to obtain an agreement from any successor entity to assume the Company’s obligations under the employment agreement. “Disability” is defined a as physical or mental disability or health impairment that prevents the effective performance by Ms. Zupfer of her duties on a full-time basis.
Ms. Zupfer’s employment agreement further provides that severance payments will be paid over the course of the severance period and offset by any compensation Ms. Zupfer receives from other substantially full-time employment during the severance period. However, in fiscal 2017, the Compensation Committee modified this provision to provide that severance will not be offset by non-competitive employment. The severance payments are contingent upon Ms. Zupfer signing, and not rescinding, a release of claims and complying with certain non-competition and non-solicitation covenants. The Company’s remedies for violation of restrictive covenants include injunctive relief and forfeiture of severance benefits.
Compensatory Arrangements with Mr. Athayde
Mr. Athayde served as the President and Chief Executive Officer of the Company from October 2020 to December 2021. On September 4, 2020, the Company entered into a letter agreement with Mr. Athayde in connection with his appointment as President and Chief Executive Officer effective on October 5, 2020. Pursuant to the agreement, Mr. Athayde was entitled to receive an annual base salary of $700,000, an annual target bonus opportunity equal to 125% of his annual base salary (up to a maximum payout of 225% of his annual base salary), and a sign-on bonus of $2,500,000 (which was subject to pro rata repayment if Mr. Athayde’s employment was terminated under certain circumstances prior to the first anniversary of his employment commencement date).
In addition, the Compensation Committee approved sign-on equity awards to Mr. Athayde, which were comprised of:
•
1,100,000 options to purchase shares of the Company’s common stock, granted under the Company’s 2018 Long Term Incentive Plan, which were eligible to vest, as to the service requirement, on the fourth anniversary of the commencement date, subject to achievement, prior to the fifth anniversary of the commencement date, of a volume-weighted average closing price per share of the Company equal to or in excess of 150% of the closing price per share of the Company on the trading day immediately prior to the date of the announcement of Mr. Athayde’s employment with the Company; and

•
358,680 restricted stock units with a value equal to $2,500,000 (based on the closing price per share on September 4, 2020), which were eligible to vest on the first anniversary of the commencement date, based on Mr. Athayde’s continued service, and options to purchase 358,680 shares of the Company’s common stock, which were eligible to vest on the fourth anniversary of the commencement date, each of which were granted on the commencement date pursuant to the employment inducement exception of the NYSE rules.

2022 PROXY STATEMENT | 43

EXECUTIVE COMPENSATION TABLES
All Mr. Athayde’s stock options had a per share exercise price equal to the closing price per share of the Company on the date of grant and a term of 10 years. The Company also reimbursed Mr. Athayde in an amount equal to $150,000 for certain relocation expenses. Mr. Athayde’s restricted stock units vested on October 5, 2021. However, in connection with his resignation from the Company, Mr. Athayde forfeited the stock options.
Sign-On, Relocation, and Related Benefits
When executive officers join the Company, from time to time, we have agreed to sign-on incentives and relocation benefits that are not part of their ongoing compensation to incentivize them to leave their former employers and join the Company. Specifically, these benefits to the NEOs include:
•
Sign-On Incentives—When Mr. Doctor joined the Company in February 2021, he received an initial equity award with an aggregate value of $50,052 in the form of RSUs. When Mr. Athayde joined the Company in October 2020, he received a sign-bonus equal to $2,500,000, subject to a one-year clawback, and initial equity awards with an aggregate value of $5.0 million, comprised of $4.0 million of stock-settled SARs and $1.0 million of RSUs. See below for further detail about these awards.

•
Relocation Expenses—We reimbursed Messrs. Doctor and Athayde $33,707 and $150,000, respectively, for relocation and temporary housing expenses following commencement of their employment with the Company.

Senior Executive Severance Policy
In May 2020, the Compensation Committee approved the Senior Executive Severance Policy (the “Severance Policy”) under which Senior Vice Presidents and above without an individual employment agreement are entitled to receive the following severance benefits if the executive’s employment is terminated without Cause: one year of base salary paid in installments over a period of 12 months; a pro rata bonus for the fiscal year in which termination occurs based on actual performance, but not to exceed the target bonus amount; and continuation of certain medical benefits for up to 12 months unless and until the executive is covered under the health and/or dental insurance policy of a new employer. The severance benefits are subject to the executive signing a release in favor of the Company and complying with one-year non-competition and non-solicitation restrictions. Because Mr. Lain does not have an individual employment agreement with the Company, he is eligible for severance benefits under the Severance Policy if he has a qualifying termination, and Mr. Doctor’s letter agreement incorporates the Severance Policy in the event of a qualifying termination of his employment under the letter agreement, subject to certain alternative definitions described above. Mr. Athayde was also eligible for severance benefits under the Severance Policy during his tenure.
Under the Severance Policy, “Cause” is defined as (a) acts resulting in a felony conviction under any federal or state statutes that is materially detrimental to the financial interests of the Company; (b) willful non-performance by the employee of the employee’s material employment duties (other than by reason of the employee’s physical and/or mental incapacity) after reasonable notice to the employee and reasonable opportunity (not less than 30 days) to cease such non-performance; or (c) willfully engaging in fraud or gross misconduct which is detrimental to the financial interests of the Company.
Retirement Plans and Arrangements
We currently provide the NEOs the option to participate in two Company-sponsored retirement savings plans: the Executive Retirement Savings Plan, a nonqualified deferred compensation plan, and the Regis Individual Secured Retirement Plan (the “RiSRP”), an employee welfare benefit plan, which was added in fiscal 2016 as a post-tax retirement savings option.
Elections to defer compensation under the Executive Retirement Savings Plan are made annually, prior to the beginning of the year in which the deferred compensation is earned. Executives may defer up to 100% of their annual compensation, including annual incentive, on a pre-tax basis. Beginning with elections made in fiscal 2016, in-service distributions must be deferred for a minimum of two years. Employer contributions under the Executive Retirement Savings Plan for our NEOs include a 25% match on up to a maximum of $100,000 in deferred compensation (i.e., $25,000) and a discretionary annual profit sharing contribution (each on a calendar-year basis), although no profit sharing contribution has been made since 2016. We deposit the deferred amounts and employer contributions into a trust for the benefit of plan participants. In accordance with tax laws, the assets of the
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EXECUTIVE COMPENSATION TABLES
trust are subject to claims of the Company’s creditors. Participant account balances are deemed invested as the executive directs, from time to time, among the investment alternatives offered. Subject to compliance with plan terms and applicable tax requirements (including, without limitation, Code Section 409A), executives may elect the distribution date for their plan accounts.
Under the RiSRP, participants may elect to contribute amounts from payroll, up to 100% of their annual compensation, including annual incentive, on an after-tax basis. Employee contributions under the RiSRP for our NEOs include the same match opportunity as the Executive Retirement Savings Plan, and if an NEO is participating in both plans, their aggregate match is capped at $25,000. Participants may also make contributions outside of payroll deductions, but these are not eligible for employer match. Participant contributions and employer matching contributions are deposited in participant-owned life insurance policies. These insurance policies are not subject to claims of the Company’s creditors. Each participant’s account balance under the life insurance policy is invested as the participant directs, from time to time, among the investment alternatives available under the insurance policy.
Nonqualified Deferred Compensation for 2022
The following table sets forth certain information concerning nonqualified deferred compensation under our Executive Retirement Savings Plan for the NEOs for fiscal 2022, for which Ms. Zupfer is the only NEO with a balance:
Name	Executive Contributions in Last FY1 ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE[2] ($)
Kersten D. Zupfer	—	—	(47,755)	—	307,524
1
The Company matches deferred compensation contributions to our Executive Retirement Savings Plan at a rate of 25% of the amount contributed by the participant, up to $25,000 per calendar year. Amounts exceeding $25,000 are due to timing differences between the calendar and fiscal year.

2	None of this amount has been reported in the current year or prior years’ Summary Compensation Tables as the contributions predated Ms. Zupfer being an NEO.
The measurement funds available under the Executive Retirement Savings Plan include selected mutual funds, which are the same measurement funds available for employees generally with respect to investment of their funds in the Company’s qualified 401(k) plan. Participants in the plan may change their investments in the various measurement funds at any time. Historically, the Company’s common stock was also available as a measurement fund, but it has subsequently been removed as an investment option.
Contributions made to the RiSRP on behalf of the NEOs are not included in the table above as this plan is an after-tax nonqualified retirement plan that does not provide for a deferral of compensation.
2022 PROXY STATEMENT | 45

EXECUTIVE COMPENSATION TABLES
Actual and Potential Payments Upon Termination or
Change in Control
The tables that follow describe actual and potential payments and benefits provided to our NEOs or their beneficiaries under the letter agreements, employment agreements, plans, and arrangements in existence at June 30, 2022 under various scenarios involving a termination of employment and/or a change in control, and as to potential payments, assuming that the termination or change in control event(s) occurred on June 30, 2022. The letter agreements and employment agreement are described in more detail under “Summary of Executive Agreements.”
The following information has been keyed to the events upon which an NEO or his or her beneficiaries were or would be entitled to a payment or benefit:
•	Voluntary termination or involuntary termination not related to a change in control;
•	Termination due to death;
•	Termination due to disability;
•	A change in control not involving an employment termination; and
•	Involuntary termination within twenty-four months after a change in control.
Unless otherwise specified, for purposes of this section, an “involuntary termination” includes a termination by the Company without “Cause” or by an NEO for “Good Reason,” but does not include a termination for “Cause.” A “voluntary termination” refers to a termination by an NEO other than for “Good Reason.”
Actual and Potential Payments to NEOs
The following table sets forth the payments our NEOs would have been entitled to receive in connection with a termination of their employment on June 30, 2022. In connection with Mr. Athayde’s resignation from the Company on March 19, 2022, he was not entitled to receive any payments or benefits.
		Not Related to Change in Control				After a Change in Control
Name[1]	Type of Payment or Benefit	Voluntary Termination ($)	Involuntary Termination[2] ($)	Death ($)	Disability ($)	Not Involving a Termination of Employment ($)	Involuntary Termination[3] ($)
Matthew Doctor	Severance	—	929,156	—	—	—	929,156
	Medical and Dental Insurance Benefits[4]	—	5,485	—	—	—	5,485
	Accelerated Vesting of Equity[5]	—	67,052	74,147	74,147	—	67,052
	Total	—	1,001,693	74,147	74,147	—	1,001,693
Kersten D. Zupfer	Severance	—	678,598	—	—	—	678,598
	Medical and Dental Insurance Benefits[4]	—	—	—	—	—	—
	Accelerated Vesting of Equity[5]	—	73,544	73,504	73,504	—	73,544
	Total	—	752,142	73,504	73,504	—	752,142
Jim B. Lain	Severance	—	610,535	—	—	—	610,535
	Medical and Dental Insurance Benefits[4]	—	14,520	—	—	—	14,520
	Accelerated Vesting of Equity[5]	—	28,050	28,050	28,050	—	28,050
	Total	—	653,105	28,050	28,050	—	653,105
1
Ms. Zupfer was a party to a written employment agreement with the Company, which defines her benefits in connection with the events described above. Messrs. Doctor and Lain are eligible for severance benefits under the Senior Executive Severance Policy.

2
Severance amounts in the event of involuntary termination not related to Change in Control represent a cash payment equal to one times annual base salary plus a pro-rated portion of any bonus the executive would have earned for the year of termination, based on actual performance.

3
In the event of an Involuntary Termination Related to a Change in Control, all NEOs would receive the same severance as for any involuntary termination. Under Code Section 280G, executives will incur an excise tax on portions of these payments if the parachute value of payments exceeds a specified threshold.

4
The amount represents the estimated medical and dental insurance premiums for the applicable benefits continuation period following involuntary termination. The continuation period is 12 months for the NEOs. Ms. Zupfer is not currently enrolled in Company health benefit programs.

5
Amounts represent the intrinsic value of RSUs and PSUs as of June 30, 2022 for which the vesting would be accelerated. The value included for RSUs and PSUs is the product of the number of units for which vesting would be accelerated at $1.08, the closing price of the Company’s common stock on June 30, 2022 on the NYSE. For Ms. Zupfer, the value includes the value of PSUs granted upon her promotion to Chief Financial Officer.

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EXECUTIVE COMPENSATION TABLES
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our median paid employee and the annual total compensation of Mr. Doctor, our President and Chief Executive Officer.
For fiscal 2022, the total compensation for Mr. Doctor was $1,943,921, as reported in the “Total” column of the Summary Compensation Table. Since Mr. Doctor was appointed President and Chief Executive Officer effective May 5, 2022, we annualized his Salary, as disclosed in the Summary Compensation Table. We then added the disclosed values of his Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, and other components of All Other Compensation to arrive at a value of $2,080,940, used for the ratio of annual total compensation for our President and Chief Executive Officer to the annual total compensation for our median employee. We annualized our President and Chief Executive Officer’s total compensation as follows:
SCT Components	Actual Values from SCT ($)	For CEO Pay Ratio: Annualized Values + One Time Values ($)	Rationale
Salary	462,981	600,000	Annualized salary
Bonus	86,166	86,166	Not annualized; Actual amount of discretionary bonus awards
Stock Awards	127,909	127,909	Not annualized; One-time award of 46,344 RSUs
Option Awards	1,022,500	1,022,500	Not annualized; One-time awards of 987,500 stock options
Non-Equity Incentive Plan Compensation	242,990	242,990	Not annualized; Actual amount of Non-Equity Incentive Plan Compensation for fiscal 2022
All Other Compensation	1,375	1,375	Not annualized; Actual amount of cell phone reimbursement and life insurance premiums
Total CEO Pay	1,943,921	2,080,940
For fiscal 2022, our last completed fiscal year:
•	The annual total compensation of our median paid employee was $30,198; and
•	The annualized total compensation of our President and Chief Executive Officer as shown above was $2,080,940.
Based on this information for fiscal 2022, we reasonably estimate that the ratio of the annual total annualized compensation of our President and Chief Executive Officer to the annual total compensation of the median paid employee, a part-time stylist at one of our salons, was 69:1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
We used the following methodology and material assumptions and reasonable estimates to identify our median employee in a manner consistent with SEC rules and guidance:
For our fiscal 2022 pay ratio analysis, we determined that we could not use the same median paid employee that we identified in fiscal 2021 due to restructuring efforts that resulted in a significant decrease in our employee population, which we believe would significantly impact our fiscal 2022 pay ratio disclosure.
For purposes of identifying our median paid employee, we used our global employee population as of June 30, 2022 (excluding our President and Chief Executive Officer), which consisted of approximately 629 total employees, 434 of whom were employed in the United States and 195 of whom were employed in Canada. We aggregated annual total cash compensation paid to all members of our global employee population described above during fiscal 2022. Total cash compensation includes wages (for both salaried employees and hourly employees), cash bonuses, and tips, if applicable. In making these determinations, we annualized the total cash compensation of those full-time and part-time permanent employees who were employed on June 30, 2022 but did not work for us during all fiscal 2022. We also converted Canadian employee cash compensation from Canadian Dollars to U.S. Dollars using an exchange rate as of June 30, 2022. No full-time equivalent adjustments were made for part-time employees.
2022 PROXY STATEMENT | 47

EXECUTIVE COMPENSATION TABLES
Once we identified the median paid employee, we determined the median paid employee’s annual total compensation in accordance with the same methodology used for our Named Executive Officers as set forth on the Summary Compensation Table. With respect to the annual total compensation of our President and Chief Executive Officer, we used the amount reported in the “Total” column reported in the Summary Compensation Table.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates, and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Equity Compensation Plan Information
The following table provides information about our common stock that may be issued under all of our stock-based compensation plans in effect as of June 30, 2022.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders[1]	2,485,528	$3.72	3,493,681[2]
Equity compensation plans not approved by security holders	1,000,000	$11.15	85,192[3]
Total	3,485,528	$5.85	3,578,873
1
Includes shares granted through stock options, stock-settled SARs, restricted stock awards, RSUs, and PSUs under the 2004 Long Term Plan, 2016 Long Term Plan, and 2018 Long Term Plan. Information regarding the stock-based compensation plans is included in Notes 1 and 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2022.

2
The Company’s 2018 Long Term Plan provides for the issuance of a maximum of 3,818,895 shares of the Company’s common stock through stock options, SARs, restricted stock, or RSUs. As of June 30, 2022, there are 2,793,494 shares available for future issuance under the 2018 Long Term Plan and 700,187 shares available for issuance under the Company’s Stock Purchase Plan.

3
The Company’s SPMP provides for the issuance of a maximum of 250,000 shares of the Company’s common stock upon purchase of shares at fair market value by eligible participants. As of June 30, 2022, there are 85,192 shares available for issuance under the SPMP. The SPMP is described above under “SPMP and Matching RSU Grants in Fiscal 2022” in the CD&A section of this Proxy Statement. The SPMP was not offered with respect to fiscal 2022 bonus payouts.

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2022 PROXY STATEMENT | 49

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2023. Although not required, the Board wishes to submit the selection of Grant Thornton LLP for shareholders’ ratification at the Annual Meeting. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.
Representatives of Grant Thornton LLP are expected to participate in the Annual Meeting, will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.
Upon the recommendation of the Audit Committee of the Board, the Board unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP.
Audit Fees
Aggregate audit fees billed for professional services rendered by Grant Thornton LLP were $835,000 for the year ended June 30, 2022, and $701,500 for the year ended June 30, 2021. Such fees were primarily for professional services rendered for the audit of our consolidated financial statements as of and for the years ended June 30, 2022 and June 30, 2021, reviews of our unaudited condensed consolidated interim financial statements, accounting consultations required to perform an audit in accordance with generally accepted auditing standards, and consent and comfort letters for the At-The Market offering.
Audit-Related Fees
There were no audit-related services rendered by Grant Thornton LLP in the years ended June 30, 2022 or 2021.
Tax Fees
Aggregate non-audit related fees billed for tax services rendered by Grant Thornton LLP were $35,201 for the year ended June 30, 2022 and $30,379 for the year ended June 30, 2021. The tax fees were primarily for strategic tax planning, tax compliance, general tax consulting and assistance with income tax audits.
All Other Fees
There were no other services rendered by Grant Thornton LLP in the years ended June 30, 2022 or 2021.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has approved the engagement of Grant Thornton LLP to perform auditing services for the current fiscal year ending June 30, 2023. In accordance with Company policy, any additional audit or non-audit services must be approved in advance. All the professional services provided by Grant Thornton LLP during the year ended June 30, 2022 were approved or pre-approved in accordance with the policies of our Audit Committee.
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CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Previous Independent Registered Public Accounting Firm
On December 7, 2020, the Audit Committee dismissed PricewaterhouseCoopers LLP, which had been serving as the independent registered public accounting firm. The reports of PricewaterhouseCoopers LLP on the consolidated financial statements as of and for the year ended June 30, 2020 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the year ended June 30, 2020 and the subsequent interim period through December 7, 2020, there were no disagreements between us and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their reports on the financial statements for such years.
During the year ended June 30, 2020 and the subsequent interim period through December 7, 2020, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in internal control over financial reporting as we did not maintain effective controls over the derecognition calculation of the Company-owned stores goodwill reporting unit. This material weakness existed until the end of the quarter ended March 31, 2020 when the remaining goodwill associated with the Company-owned reporting unit was fully impaired and, as a result, the material weakness had been remediated.
New Independent Registered Public Accounting Firm
Also as disclosed above, on December 7, 2020, the Audit Committee approved the engagement of Grant Thornton LLP, to audit our financial statements beginning with the year ended June 30, 2021, and again for the year ended June 30, 2022. During the year ended June 30, 2022 and the subsequent interim period through December 7, 2020, we did not consult with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided that Grant Thornton LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
2022 PROXY STATEMENT | 51

AUDIT COMMITTEE REPORT
The Audit Committee reports to and assists the Board in providing oversight of the financial management, the independent auditor, and financial reporting procedures of the Company. Each member of the Audit Committee is “independent” within the meaning of applicable NYSE listing standards. The Audit Committee has adopted a written charter describing its functions, which has been approved by the Board.
Our management is responsible for preparing our financial statements and the overall reporting process, including our system of internal controls. Our independent auditor, Grant Thornton LLP, is responsible for auditing the financial statements and our system of internal controls over financial reporting and expressing opinions thereon.
In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The Audit Committee discussed with the independent auditor matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the independent auditor’s independence.
The Audit Committee discussed with the independent auditor the overall scope and plans for its audit. The Audit Committee meets with the independent auditor, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2022 for filing with the SEC. The Audit Committee has also recommended to the Board the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023.
Lockie Andrews
David J. Grissen
Michael J. Merriman, Chair
M. Ann Rhoades
Members of the Audit Committee
52 |

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During fiscal 2022, we were not a party to any related party transactions covered by the Exchange Act rules.
Our Related Party Transaction Approval Policy sets forth our policies and procedures for the review and approval of certain related party transactions by the Nominating and Corporate Governance Committee. The policy applies to any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which the Company, or any of its subsidiaries, is or will be a participant and in which a related person has a direct or indirect interest, but exempts the following:
•	Payment of compensation by the Company to a related party for the related party’s service to the Company as a director, officer or employee;
•	Transactions available to all employees or all shareholders of the Company on the same terms;
•
Transactions that, when aggregated with the amount of all other transactions between the Company and the related party or any entity in which the related party has an interest, involve less than $10,000 in a fiscal year; and

•	Transactions in the ordinary course of the Company’s business at the same prices and on the same terms as are made available to customers of the Company generally.
The Nominating and Corporate Governance Committee must approve any related party transaction subject to this policy before commencement of the related party transaction; provided, however, that if a related party is only first identified after it commences or first becomes a related party transaction, it must be brought to the Nominating and Corporate Governance Committee for approval or a determination that the transaction should be terminated. Alternatively, the Nominating and Corporate Governance Committee has delegated authority to its Chair to approve related party transactions if they arise between the Nominating and Corporate Governance Committee’s meetings.
The Nominating and Corporate Governance Committee will analyze the following factors, in addition to any other factors it deems appropriate, in determining whether to approve a related party transaction:
•	Whether the terms are fair to the Company;
•	Whether the transaction is material to the Company;
•	The role the related party has played in arranging the related party transaction;
•	The structure of the related party transaction; and
•	The interests of all related parties in the related party transaction
The Nominating and Corporate Governance Committee may, in its sole discretion, approve or deny any related party transaction. A transaction will be approved only if it the Nominating and Corporate Governance Committee determines that it is not inconsistent with the interests of the Company and our shareholders. Approval of a related party transaction may be conditioned upon the Company and the related party taking any actions that the Nominating and Corporate Governance Committee deems appropriate.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based on the information available to us during the fiscal year ended June 30, 2022, we believe that all applicable Section 16(a) reports were timely filed, except for (i) a Form 4 for Mr. Grissen reporting a grant of restricted stock units, (ii) a Form 4 for Mr. Doctor reporting a forfeiture of shares for tax withholding upon vesting, and (iii) a Form 4 for Mr. James Suarez reporting the grant of two equity awards, which were filed late due to administrative errors.
2022 PROXY STATEMENT | 53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of September 1, 2022, the ownership of our common stock by each shareholder who is known by us to own beneficially more than 5% of our outstanding shares, by each director and director nominee, by each named executive officer identified in the Summary Compensation Table, and by all current executive officers and directors as a group. Except as indicated below, the parties listed in the table have the sole voting and investment power with respect to the shares indicated. Unless otherwise indicated, the address for each person or entity named below is c/o Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416. Our Company had 45,520,716 shares of common stock issued and outstanding as of September 1, 2022.
Name of Beneficial Owner or Identity of Group		Number of Shares Beneficially Owned[1](#)	Percent of Class (%)
More than 5% Shareholders	Torch BRC, LP2	3,962,648	8.7
	Inspire Developers, LLC[3]	2,734,848	6.0
	Ameriprise Financial, Inc.[4]	2,647,794	5.8
	BlackRock, Inc.[5]	2,253,802	5.0
Named Executive Officers	Matthew Doctor	22,832	*
	Kersten D. Zupfer	63,944	*
	Jim B. Lain	75,763	*
	Felipe A. Athayde	0	*
Directors and Nominees (in addition to Mr. Doctor, who is listed above):	Lockie Andrews	32,878	*
	David J. Grissen	127,046	*
	Mark S. Light	90,683	*
	Michael Mansbach	33,803	*
	Michael J. Merriman	111,077	*
	M. Ann Rhoades	79,187	*
	All current executive officers, directors, and director nominees as a group (14 persons)[6]	726,899	1.6
*	less than 1%
1
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to restricted stock units that vest within 60 days or have vested but have not yet been distributed: 32,878 shares for Ms. Andrews, 127,046 shares for Mr. Grissen, 90,683 shares for Mr. Light, 33,803 shares for Mr. Mansbach, 101,077 shares for Mr. Merriman, 79,187 shares for Ms. Rhoades, and 11,396 shares for Ms. Zupfer.

2
Based on information in a Schedule 13D/A filed by Torch BRC, LP (“Torch”) on November 16, 2021, Torch reported that Springhill Investments LLC (“Springhill”) serves as the general partner of Torch, the James Grosfeld Trust under Agreement dated December 16, 1988, as amended (the “Grosfeld Trust”) serves as the sole member of Springhill and James Grosfeld serves as the Trustee of the Grosfeld Trust. On the Schedule 13D/A, Torch reported that it had sole voting power over 0 shares, shared voting power over 3,962,648 shares, sole dispositive power over 0 shares, and shared dispositive power over 3,962,648 shares. As the general partner of Torch, Springhill may be deemed to exercise voting and investment power over the shares of Common Stock directly held by Torch. As the sole member of Springhill, Grosfeld Trust may be deemed to exercise voting and investment power over the shares of Common Stock directly held by Torch. As the Trustee of Grosfeld Trust, James Grosfeld may be deemed to exercise voting and investment power over the shares of Common Stock directly held by Torch. The address for each of the reporting persons is One Towne Square, Suite 1600, Southfield, MI 48076.

3
Based on information in a Schedule 13G filed by Inspire Developers, LLC (“Inspire”) on August 2, 2022. Inspire reported sole voting power over 2,734,848 shares, shared voting power over 0 shares, sole dispositive power over 2,734,848 shares, and shared dispositive power over 0 shares. The address for Inspire is 118-17 Union Turnpike 19G, Forest Hills, NY 11375.

4
Based on information in a Schedule 13G filed by Ameriprise Financial, Inc. (“Ameriprise”) on February 14, 2022, Ameriprise reported sole voting power over 0 shares, shared voting power over 2,640,096 shares, sole dispositive power over 0 shares, and shared dispositive power over 2,647,794 shares. The address for Ameriprise is 145 Ameriprise Financial Center, Minneapolis, MN 55474.

5
Based on information in a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on February 9, 2022, BlackRock, reported sole voting power over 2,231,609 shares, shared voting power over 0 shares, sole dispositive power over 2,253,802 shares, and shared dispositive power over 0 shares. BlackRock is a parent holding company and holds the sole power to dispose or to direct the disposition of shares held by its subsidiaries BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., and BlackRock Investment Management, LLC (collectively, the “BlackRock Subsidiaries”). None of the BlackRock Subsidiaries own more than 5% of the Company’s outstanding shares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

6	See footnote 1 for information regarding the nature of certain indirect and deemed ownership of the shares included in this amount.
54 |

USER’S GUIDE
Annual Meeting of Shareholders, October 25, 2022
This Proxy Statement is furnished to shareholders of the Company in connection with the solicitation on behalf of our Board of proxies for use at the Annual Meeting, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
The address of our principal executive office is 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416.
Availability of Proxy Materials
As permitted by rules adopted by the SEC, we are making our proxy materials, which include our Notice and Proxy Statement and Annual Report on Form 10-K, available to our shareholders over the Internet. We believe that this e-proxy process expedites our shareholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of the Annual Meeting. In accordance with such SEC rules, we will send shareholders of record as of the close of business on August 29, 2022 a Notice of Internet Availability of Proxy Materials (the “Notice”), which mailing will commence on or about September 12, 2022. The Notice contains instructions on how shareholders can access our proxy materials and vote their shares over the Internet. If you would like to receive a printed copy of our proxy materials from us instead of downloading them from the Internet, please follow the instructions for requesting such materials included in the Notice.
Participating in the Annual Meeting
The Annual Meeting will be held at 9:00 a.m. Central Time on October 25, 2022. The Annual Meeting will be conducted completely as a virtual meeting via the Internet. Shareholders may access the meeting and submit questions electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/RGS2022. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on August 29, 2022, the record date, or hold a valid proxy for the meeting. Shareholders will need the 16-digit control number included in the Notice, on the proxy card, or in the instructions that accompanied the proxy materials to access the Annual Meeting. Shareholders may log in to the virtual meeting platform beginning at 8:45 a.m. Central Time on October 25, 2022. Shareholders of record and beneficial owners as of the record date may vote their shares electronically live during the Annual Meeting.
Shareholders may submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/RGS2022 or in advance of the meeting at www.proxyvote.com after logging in with your control number.
If you experience technical difficulties during the meeting or have trouble accessing the Annual Meeting, please call the technical support number that will be posted on the virtual shareholder meeting log in page.
Solicitation and Revocation of Proxies
In addition to the use of the mail, proxies may be solicited personally or by mail, telephone, fax, email, Internet, or other electronic means by our directors, officers, and regular employees who will not be additionally compensated for any such services. Proxies may also be solicited by means of press releases and other public statements.
We will pay all solicitation expenses in connection with the Notice, this Proxy Statement and any related proxy soliciting material of the Board, including the expense of preparing, printing, assembling, and mailing such material.
Proxies to vote at the Annual Meeting are solicited on behalf of the Board. Any shareholder giving a proxy may revoke it at any time before it is exercised by participating in the Annual Meeting and revoking it or by providing written notice of revocation or by submitting another proxy bearing a later date to our Corporate Secretary at the address set forth above prior to the Annual Meeting. Such proxies, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the specifications indicated thereon. If a proxy is signed and returned and no direction is given, the proxy will be voted in accordance with the Board recommendation on each proposal, as set forth below.
2022 PROXY STATEMENT | 55

User’s Guide
Voting at the Annual Meeting
If you are a shareholder of record as of the record date, you can vote your shares in any of the following ways:
•
By Internet: You can vote via the Internet by following the instructions on the Notice or by accessing, before the meeting, www.proxyvote.com or, during the meeting, www.virtualshareholdermeeting.com/RGS2022 and following the instructions contained on that website;

•	By Telephone: In the United States and Canada, you can vote by telephone by following the instruction in the Notice or by calling 1-800-690-6903 and following the instructions; or
•
By Proxy: You can vote by mail by requesting a full packet of proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the enclosed proxy card and return it per the instructions on the card.

Unless you vote live at the Annual Meeting, we must receive your vote by 11:59 p.m. Central Time on October 24, 2022, the day before the Annual Meeting, for your vote by proxy to be counted.
If You Hold Your Shares in “Street Name”
If you hold your shares in “street name,” i.e., through a bank, broker, or other holder of record (a “custodian”), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-discretionary” items, such as the election of directors and the Say-on-Pay proposal. Accordingly, we urge you to promptly give instructions to your custodian to vote on these matters by following the instructions provided to you by your custodian. Please note that if you intend to vote your street name shares by participating in the Annual Meeting, you must provide a “legal proxy” from your custodian at the Annual Meeting.
Definitions and Glossary
Director Independence
With the adoption of our Corporate Governance Guidelines, the Board established independence standards in accordance with the requirements of the NYSE corporate governance rules. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director or director nominee does not have a material relationship with us (directly, or as a partner, shareholder, or officer of an organization that has a relationship with us). In addition, no director or director nominee may be deemed independent if the director or director nominee has in the past three years:
✔ Received (or whose immediate family member has received) more than $120,000 per year in direct compensation from us, other than director or committee fees;
✔ Been an employee of ours;
✔ Had an immediate family member who was an executive officer of ours;
✔ Been (or whose immediate family member has been) an affiliate or employee of a present or former internal or independent auditor of ours;
✔ Been (or whose immediate family member has been) employed as an executive officer of another company whose compensation committee within the past three years has included a present executive officer of ours; or
✔ Is currently an employee or executive officer (or has an immediate family member who is an executive officer) of another company that makes payments to us, or receives payments from us, for property or services in an amount that, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues.

Voting Rights and Requirements
Only shareholders of record as of the close of business on August 29, 2022 will be entitled to sign proxies or to vote. On that date, there were 45,515,942 shares issued, outstanding, and entitled to vote. Each share of common stock is entitled to one vote. A majority of the outstanding shares present or by proxy at the Annual Meeting is required to transact business and
56 |

User’s Guide
constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted as being present at the Annual Meeting in determining the quorum, but neither will be counted as a vote in favor of a matter. A “broker non-vote” is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.
Vote Required
The table below summarizes the proposals that will be voted on, the vote required to approve each item, voting options, how votes are counted and how the Board recommends you vote:
Proposal	Vote Required	Voting Options	Board Recommendation[1]	Broker Discretionary Voting Allowed[2]	Impact of Abstention
Item 1 Election of the seven director nominees listed in this Proxy Statement	Majority of votes cast “FOR” must exceed “AGAINST” votes[3]	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Item 2 Advisory “Say-on-Pay” vote	Majority of votes cast “FOR” must exceed “AGAINST” votes[4]	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Item 3 Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2023
Majority of votes present in person or by proxy and entitled to vote on this item of business or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting
		“FOR” “AGAINST” “ABSTAIN”	“FOR”	Yes	“AGAINST”
1	If you are a registered holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.
2
A broker non-vote will not count as a vote for or against a director or the Say-on-Pay vote. For Item 3, a broker non-vote will have no effect unless a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting is required in order to approve the item, then a broker non-vote will have the same effect as a vote “AGAINST.”

3
In an uncontested election of directors at which a quorum is present, if any nominee for director receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, our Corporate Governance Guidelines require that such person must promptly tender his or her resignation to the Board following certification of the shareholder vote. Our Corporate Governance Guidelines further provide that the Nominating and Corporate Governance Committee will then consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the election. The nominee who tendered his or her resignation will not participate in the Board decisions. Cumulative voting in the election of directors is not permitted.

4
The advisory Say-on-Pay vote is not binding on us; however, we will consider the shareholders to have approved the compensation of our named executive officers if the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal.

Communications with the Board
Shareholders and other interested parties who wish to contact the Board, any individual director, or the independent directors as a group, are welcome to do so by writing to our Corporate Secretary at the following address: Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416.
Comments or questions regarding our accounting, internal controls, or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee.
2022 PROXY STATEMENT | 57

User’s Guide
Proposals of Shareholders
Shareholders who intend to present proposals at the 2023 annual meeting of shareholders, and who wish to have such proposals included in our proxy statement for the 2023 annual meeting, must be certain that such proposals are received by us not later than May 15, 2023. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for our 2023 annual meeting.
For shareholders who intend to present proposals or director nominees directly at the 2023 annual meeting and not for inclusion in our 2023 proxy statement, we must receive notice of such proposal not later than July 27, 2023 and not earlier than June 27, 2023, provided that in the event that the date of the 2023 annual meeting is more than 30 days before or more than 70 days after the anniversary date of the Annual Meeting, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the 2023 annual meeting and not later than the close of business on the later of the 90th day prior to the 2023 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Such proposals must meet the requirements set forth in our bylaws in order to be presented at our 2023 annual meeting. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 26, 2023.
Proposals and notices of intention to present proposals at our 2023 annual meeting should be addressed to our Corporate Secretary, Regis Corporation, 3701 Wayzata Boulevard, Suite 500, Minneapolis, Minnesota 55416.

Annual Report to Shareholders and Form 10-K
Our Annual Report to Shareholders and Form 10-K, including financial statements for the year ended June 30, 2022, is available on our website at www.regiscorp.com. If requested, we will provide shareholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Such requests should be directed to our Corporate Secretary, at our address stated herein.

Notice of Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on October 25, 2022.
The Notice and Proxy Statement and Annual Report on Form 10-K are available in the Investor Relations section of our website at www.regiscorp.com.

General
The Board knows of no other matter to be acted upon at the Annual Meeting. However, if any other matter is properly brought before the Annual Meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.
Your vote is very important no matter how many shares you own.
You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy by telephone or through the Internet in accordance with the voting instructions provided to you.
By Order of the Board
Andra J. Terrell
Corporate Secretary
September 12, 2022
58 |

APPENDIX A: Non-GAAP Reconciliation
REGIS CORPORATION
Reconciliation of Reported U.S. GAAP Net Loss To Adjusted EBITDA, A Non-GAAP Financial Measure
(Dollars in thousands)
(Unaudited)
Adjusted EBITDA
EBITDA represents U.S. GAAP net loss for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the twelve months ended June 30, 2022, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items below. The impacts of the income tax benefit (provision) adjustments associated with the above items are already included in the U.S. GAAP reported net loss to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA. For purposes of the fiscal 2022 AIC payouts under the Short Term Plan, adjusted EBITDA is further adjusted to exclude AIC and discretionary bonus payouts, as reflected below.
Twelve Months Ended June 30, 2022
Consolidated
Consolidated reported net loss, as reported (U.S. GAAP)	$ (85,857)
Interest expense, as reported	12,914
Income taxes, as reported	2,017
Depreciation and amortization, as reported	6,224
Long-lived asset impairment, as reported	542
EBITDA (as defined above)	$(64,160)

Inventory reserve, as reported	7,655
CEO transition	(466)
Distribution center fees	285
Professional fees and settlements	2,140
Severance	2,074
Lease liability benefit	(3,620)
Lease termination fees	1,835
Real estate fees	40
Goodwill impairment, as reported	13,120
Non-recurring, non-operating income	(100)
Discontinued operations, net of tax	39,398
Loss from salon of salon assets to franchises, net	2,334
Adjusted EBITDA, non-GAAP financial measure	$535
AIC and discretionary bonus payouts	2,505
Adjusted EBITDA, further adjusted for Short Term Plan payouts	$3,040
2022 PROXY STATEMENT | 59

REGIS CORPORATION
3701 WAYZATA BOULEVARD, SUITE 500
MINNEAPOLIS, MN 55416

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET on October 24, 2022 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RGS2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on October 24, 2022 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Regis Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D90447-P77097

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGIS CORPORATION

The Board of Directors recommends you vote FOR each of the following director nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Lockie Andrews	☐	☐	☐
1b. Matthew Doctor	☐	☐	☐
1c. David J. Grissen	☐	☐	☐
1d. Mark S. Light	☐	☐	☐
1e. Michael Mansbach	☐	☐	☐
1f. Michael J. Merriman	☐	☐	☐
1g. M. Ann Rhoades	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Approval of an advisory vote on the compensation of the Company's named executive officers (the "Say-on-Pay Vote").	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
3. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm.	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, on any other matters as may properly come before the annual meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2 AND 3.

Where stock is registered jointly in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

REGIS CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 25, 2022
9:00 a.m., CDT

Via the Internet at www.virtualshareholdermeeting.com/RGS2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

If you Vote by Phone or Internet, please do not mail your Proxy Card please detach here

D90448-P77097

Regis Corporation
3701 Wayzata Boulevard, Suite 500, Minneapolis, MN 55416 **proxy**

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 25, 2022

The undersigned hereby appoints Kersten D. Zupfer and Andra J. Terrell, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote as directed on the reverse side of this proxy card all of the shares of the Common Stock of Regis Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on October 25, 2022, and at any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR each of the director nominees and each of proposals 2 and 3, and will be voted in the discretion of the proxies on any other matters as may properly come before the annual meeting and any adjournments thereof.

(Continued, and TO BE COMPLETED AND SIGNED on the reverse side)